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                                                                   EXHIBIT 10.24

                               SUBLEASE AGREEMENT


                  THIS SUBLEASE AGREEMENT made as of the 2nd day of August, 1999 by and between W. R. Grace & Co.-Conn., a Connecticut corporation (having an office at 7500 Grace Drive, Columbia, Maryland 21044 (hereinafter referred to as "Landlord"), and Daleen Technologies, Inc., a Florida corporation, having an office at 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

                  WHEREAS, Landlord is the tenant under a Lease Agreement dated as of June 1, 1998 between ADT Title Holding Company 1, a Delaware corporation, as prime landlord (the "Prime Landlord"), and W. R. Grace & Co.-Conn., as prime tenant (said lease, as amended, modified, assigned and/or transferred to date being hereinafter referred to as the "Prime Lease"), a correct and complete copy of which is attached hereto and incorporated herein as Exhibit "A"; and

                  WHEREAS, the Prime Lease demises the parcel of land legally described on Schedule "A" to the Prime Lease (the "Land"), which has a street address of 1750 Clint Moore Road, Boca Raton, Florida 33487, and all improvements erected upon the Land, including a three (3) story office building (the "Building") and parking areas (the "Parking Areas") (the Building, Parking Areas and other improvements are collectively referred to hereinafter as the "Improvements" and the Land and Improvements are hereinafter collectively referred to as the "Demised Premises"); and

                  WHEREAS, Landlord and Tenant have agreed to enter into this Sublease Agreement (this "Sublease") upon the terms and conditions set forth herein;

                  NOW, THEREFORE, Landlord hereby sublets to Tenant, and Tenant hereby hires and takes from Landlord, the Demised Premises, together with all easements and appurtenances thereto, to be used and occupied by Tenant solely for general office purposes and related uses incident thereto as shall be reasonably required by Tenant in the operation of its business and as are consistent with a first class office building in Boca Raton, Florida for a term commencing October 1, 1999, as may be adjusted per Section 4(a) below (the "Commencement Date") and terminating at midnight on the day preceding the last day of the fixed term under the Prime Lease, i.e., May 30, 2008 (the "Expiration Date"), unless extended or terminated pursuant to the provisions of this Sublease (as the case may be, the "Term"). Tenant shall not have the benefit of Landlord's option to renew set forth in Article 28 of the Prime Lease; however, provided Tenant is not in default, Landlord agrees to use reasonable efforts to assist Tenant in obtaining from Prime Landlord the right to remain in the Demised Premises after the Expiration Date under a direct lease between Tenant and Prime Landlord, with the obligation to exercise such efforts being conditioned upon the release of Landlord from all liability arising after the Expiration Date. Tenant has two options to prematurely terminate this Sublease, as set forth in Paragraph 9 hereof.

         1.       Sublease Subordinate.

                  (a) This Sublease is expressly subject and subordinate to the Prime Lease. Except as expressly set forth herein, all terms, covenants, provisions and conditions of the Prime Lease are incorporated herein by this reference with the same force and effect as if fully set forth herein and the same shall be binding upon both parties hereto. This Paragraph shall be self-operative and no further instrument of subordination shall be required.

                  (b) The following provisions of the Prime Lease, to the extent the Prime Lease contains the same, are not incorporated by the reference in Paragraph l(a) above: Section 17.01 regarding assignment and subletting; initial build-out obligations of the Prime Landlord or pre-approved alterations of the prime tenant; contingencies relating to the commencement of the Prime Lease; provisions relating to delivery of possession by


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Prime Landlord to prime tenant; Section 4.01 regarding basic rent; procedures in
Section 22.01 for giving notice and in other Sections of the Lease, to the extent they are in conflict with the provisions of this Sublease;
representations of the Prime Landlord; indemnification by the prime tenant;
Article 23 regarding subordination, provisions regarding holding over; waiver of landlord's lien; Section 32.01 regarding real estate brokerage commission; all rights of first offer; all options to renew or extend the term; all rights to expand the Demised Premises; the right to terminate set forth in Article 38;
Article 34 regarding confidentiality; Article 39 regarding the commencement date; and Article 40 (guaranty).

                  (c) As a condition to entering into this Sublease, Landlord shall provide Tenant with a non-disturbance/consent agreement from Prime Landlord.

         2.       Tenant Subrogated.

                  Anything contained in Paragraph 1 hereof to the contrary notwithstanding, Landlord shall have no obligation to perform the obligations of the Prime Landlord (or its successors or assigns) as the landlord under the Prime Lease and, in lieu thereof, Tenant shall be subrogated to all of Landlord's rights, as tenant under the Prime Lease, to enforce the performance of such obligations by the Prime Landlord. In the event the Prime Landlord refuses to recognize that Tenant is subrogated to Landlord's rights as aforesaid, upon Tenant's request, Landlord agrees to use best efforts to enforce its rights under the Prime Lease for Tenant's benefit including, but not limited to, the giving of all notices, claims and demands to and on the Prime Landlord, and Tenant agrees to reimburse Landlord for Landlord's reasonable costs incurred in connection with the enforcement of such rights. It is understood that Landlord shall have no obligation to commence any action at law or in equity to obtain any relief sought by Tenant by reason of the Prime Landlord's breach of its obligations under the Prime Lease. Landlord agrees to sign, to the extent Landlord's signature is legally required or required under the provisions of the Prime Lease, such demands, pleadings, and/or other papers that may be reasonably required, and otherwise to enable Tenant to proceed in Landlord's name to enforce the Prime Landlord's obligations under the Prime Lease, provided that Tenant shall indemnify Landlord against, and hold Landlord harmless from, any and all loss, cost, damage, expense or liability (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by Landlord by reason of the prosecution by Tenant of any such proceeding or action. Tenant's obligations herein shall survive the expiration or earlier termination of this Sublease. Tenant hereby agrees not to make any claim against Landlord for any damage which may arise, nor shall Tenant's obligations hereunder be impaired, by reason of
(a) the failure of the Prime Landlord to keep, observe or perform any obligation or covenant pursuant to the prime Lease, or (b) the acts or omissions of the Prime Landlord, its agents, employees, invitees, guests, licensees or contractors, in either case, as long as Landlord is not contributorily responsible for those failures, acts or omissions listed in subsections (a) or
(b) above.

         3.       Performance of Prime Lease Obligations.

                  (a) Tenant shall render the prompt performance to the Prime Landlord, when due, of all of the terms, covenants, provisions, and conditions of the Prime Lease that are incorporated herein by reference. Tenant shall supply Landlord with evidence of (i) Tenant's making of each payment required to be made by Tenant (other than rental payments and other payments which Tenant is required to make directly to Landlord) and (ii) Tenant's performance of all material actions required to be taken by Tenant; which evidence and/or notice must be given in the manner hereinafter provided for the giving of notices within five (5) business days after the event giving rise to the need for delivery of such notice. Tenant shall not take or suffer any action in connection with its use and enjoyment of the Demised Premises which would constitute a default under, or be a violation of, the Prime Lease. Tenant hereby agrees to indemnify and save Landlord harmless from any and all obligations under the Prime Lease to be performed by the tenant thereunder, accruing from and after the date hereof, provided Landlord is not contributorily responsible therefor. This indemnity shall survive the expiration or sooner termination of this Sublease. In the event of any inconsistency between the terms of the Prime Lease incorporated herein by reference and any of the other terms, conditions or provisions of this Sublease, other than the negotiated business terms specific to this Sublease, the provisions of the Prime Lease shall control. Moreover, in the event that any term and/or condition of this Sublease shall conflict or be inconsistent with any term and/or condition of the Prime

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Lease or, if exercised hereunder, would constitute a default under or breach of the Prime Lease, then this Sublease shall be deemed amended to comply or be consistent with the Prime Lease.

                  (b) Landlord covenants that it shall not, by its act or omission, cause a breach or default under the Prime Lease. If Landlord were to cause such breach or default, Landlord agrees to immediately notify Tenant in writing thereof, citing the provision of the Prime Lease for which Landlord is in breach or default. If Landlord is not actively curing or seeking to cure said breach or default within the applicable time period, Landlord agrees to permit Tenant to cure said matter in Landlord's place and stead. Any and all reasonable fees and expenses incurred by Tenant in curing or attempting to cure said breach or default shall be paid by Landlord to Tenant within fifteen (15) days of Landlord's receipt of an invoice reflecting same. Landlord shall indemnify Tenant from and against any loss, cost, claim or liability, including reasonable attorneys' fees, resulting from or related to Landlord's breach or default of its obligations under the Prime Lease.

                  (c) Provided that Tenant is not in default of any of its obligations under this Sublease beyond any applicable cure period, Landlord will not exercise its right under Article 38 of the Prime Lease to terminate the Prime Lease.

         4.       Basic Rent and Additional Charges.

                  (a) Except as otherwise provided herein, Tenant shall pay Landlord, on the first day of each month during the Term, rental ("Basic Rent") in the amount of Sixty One Thousand Thirty One Dollars and 25/100 ($61,031,25) per month, representing Basic Rent due for such month in advance (based on 46,500 s.f. at $15.75 p.s.f.). Notwithstanding the foregoing, Basic Rent will be abated one hundred percent (100%) for the initial two months of the Term and fifty percent (50%) for the third and fourth months of the Term. Additionally, if Landlord fails to vacate and deliver the Demised Premises to Tenant by October 1, 1999, the Commencement Date will be delayed for each day of such delay in delivery, during which time of delay no Basic Rent or Additional Charges (and related Impositions) shall be due. Landlord and Tenant each agree to deliver the Demised Premises to the other in "broom clean" condition on the Commencement Date (in the case of delivery to Tenant) and on the Expiration Date or earlier Termination Date (in the case of delivery to Landlord).

                  (b) Tenant shall also pay, as additional rent, all Impositions (as defined in Section 5.01 of the Prime Lease, which section has been incorporated herein), and all sums, costs, expenses and other payments which Tenant under any of the provisions of this Sublease or the Prime Lease assumes and is obligated to pay (which Impositions and all sums, costs, expenses and other payments are herein collectively called the "Additional Charges"), and, in the event of any nonpayment of any item of Additional Charges, Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided herein to the extent permitted by applicable law in the case of nonpayment of the Basic Rent. Basic Rent and Additional Charges for any partial calendar month shall be prorated on a per-diem basis. During the term hereof, Landlord shall forward to Tenant promptly any and all invoices or notices relative to Additional Charges which are Tenant's responsibility hereunder. The parties agree that Landlord's delay or failure to provide said invoices and/or notices shall not be deemed a default of Tenant hereunder. In addition, Landlord will cooperate with Tenant in connection with furnishing copies of invoices, contracts, and other information on Impositions and Additional Charges, and upon mutual consent of Landlord and Tenant assigning contracts related to Impositions and Additional Charges to Tenant.

                  (c) Commencing June 1, 2001, so long as this Sublease remains in effect, the Basic Rent set forth above shall be increased on an annual basis; and Tenant thereafter covenants and agrees to pay to Landlord, during each ensuing Lease Year (as defined in the Prime Lease), such new adjusted Basic Rent in an amount which, in each Lease Year, shall be equal to one hundred and three percent (103%) of the Basic Rent payable at the end of the preceding Lease Year. The resulting adjusted Base Rent shall be payable in twelve equal monthly installments, each in advance, on the first day of each month of the applicable Lease Year.

         5.       Consents.



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                  Anything contained in this Sublease to the contrary
notwithstanding, whenever the consent or approval of Prime Landlord shall be required under the Prime Lease, Tenant shall seek such consent or approval from Landlord instead of contacting Prime Landlord directly, and Landlord's refusal to grant such consent or approval shall be deemed reasonable if Landlord, as tenant under Prime Lease, is required to obtain such consent or approval of the Prime Landlord and Prime Landlord shall refuse or fail to grant such consent or approval under the terms of the Prime Lease. All the periods set forth in the Prime Lease applicable to the granting or denial of such approvals shall be appropriately expanded in this Sublease to permit the processing of all requests for the same through both Landlord and Prime Landlord. Landlord shall use its best efforts to obtain Prime Landlord's consents and approvals when reasonably requested by Tenant during the term hereof; however Landlord shall not be obligated to incur expenses or additional liabilities in this regard.

         6.       Covenant of Quiet Enjoyment and Tenant's Indemnification.

                  (a) As long as Tenant shall not be in default hereunder beyond any applicable Cure Period, Landlord covenants that Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises, subject to the terms and conditions of this Sublease.

                  (b) Tenant shall indemnify Landlord against, and shall hold Landlord harmless from, any and all losses, costs, damages, expenses, charges or liabilities (including, but not limited to, reasonable attorneys' fees and disbursements) incurred by Landlord by reason of, and shall defend Landlord against all damages, claims, actions, proceedings and suits relating to, (i) any work or thing done in, on or about the Demised premises or any part thereof by Tenant or any agent, contractor, employee, servants, licensee, invitee or visitor of Tenant; (ii) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof; (iii) any negligence of Tenant or any agent, contractor, employee, licensee (other than Landlord) or invitee of Tenant; (iv) any incident, injury (including death at any time resulting therefrom) or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, (v) any breach or default by Tenant in the observance or performance of the covenants and agreements contained herein, or in the Prime Lease, as incorporated herein, or (vi) not in limitation of the foregoing, any damages relating to the presence or release of Hazardous Materials (as such term is defined in the Prime Lease or the conduct of Environmental Activities (as such term is defined in the Prime Lease) in, on or about the Demised Premises (other than those found in typical office supplies in reasonable quantities, provided that the same are handled properly) during the Term of this Sublease. In the event that any action or proceeding shall be brought against Landlord by reason of any matter covered by this Section, Tenant, upon prompt written notice from Landlord, will at Tenant's sole cost and expense resist or defend the same. Landlord will provide reasonable assistance to Tenant in connection therewith, upon Tenant's reasonable request. To the extent of the proceeds received by Landlord under any insurance furnished or supplied to Landlord by Tenant, Tenant's obligation to indemnify and save harmless Landlord against the hazard which is the subject of such insurance shall be deemed to have been satisfied.

                  (c) Landlord represents that it has complied with the provisions of Section 13.05 of the Prime Lease, that Landlord has not conducted any Environmental Activities at the Demised Premises, and has not provided Prime Landlord with any notices required thereunder. Landlord agrees to comply with said Section 13.05 up to the Commencement Date and shall copy Tenant on any notifications due to Prime Landlord thereunder up to the Commencement Date. Landlord agrees to indemnify and save harmless Tenant from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, resulting from Landlord's breach of the provisions of said Section 13.05.

                  (d) Landlord will, to the extent not covered by the proceeds of any insurance paid, indemnify and save harmless Tenant from and against any and all liabilities, obligations, losses, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, resulting from or relating to death or personal injury or damage to property, which may be imposed upon or incurred by or asserted against Tenant (except to the extent the same arises from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, the breach by Tenant of its representations or the breach by Tenant of its obligations under this Sublease) resulting, directly or indirectly, from the negligence, willful misconduct or reckless acts of Landlord, its contractors, licensees, agents, servants, employees, invitees or visitors,


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by reason of any of the following occurring during the term of this Sublease:
any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof.

                  In the event that any action or proceeding shall be brought against Tenant by reason of any matter covered by this clause (d), Landlord, upon written notice from Tenant, will at Landlord's sole cost and expense resist or defend same. To the extent of the proceeds received by Tenant under any insurance furnished or supplied to Tenant by Landlord, Landlord's obligation to indemnify and save harmless Tenant against the hazard which is the subject of such insurance shall be deemed to be satisfied.

                  (e) To the extent an indemnification event were to occur under Section 19.02 of the Prime Lease resulting in liabilities, obligations, damages, penalties, claims, costs, charges and expenses to Tenant and Landlord were to receive the benefits of the indemnification under said Section 19.02 of the Prime Lease, Landlord shall allocate said benefits to Tenant. To the extent of the proceeds received by Tenant under any insurance furnished or supplied to Tenant by Landlord and/or Prime Landlord, Landlord's obligation to indemnify and save harmless Tenant against the hazard which is the subject of such insurance shall be deemed to be satisfied.

         7.       Condition of Demised Premises.

                  Prior to its execution of this Sublease, Tenant will have completed its inspections of the Demised Premises. The Demised Premises will be delivered to Tenant on the Commencement Date in the same condition as of the date of this Sublease, less normal wear and tear. Accordingly, Tenant agrees to accept the Demised Premises in "as is" condition, except that Landlord warrants that all building systems will be in good working order and condition upon Landlord's delivery of possession of the Demised Premises to Tenant at inception of this Sublease. Notwithstanding the foregoing, Landlord will (i) repair or replace the damaged lightening rods on the top of the Building and (ii) modify the slope of the ground outside the door to the pump room to redirect the flow of storm water drainage so that it does not flow on to the pump room floor. Tenant may assume any of Landlord's existing building service/maintenance agreements that are capable of being assigned and assumed, copies of which will be provided to Tenant on or about the date hereof. Landlord hereby assigns to Tenant all rights under Section 11.04(e) of the Prime Lease. Except as otherwise agreed to in Section 11 (c) hereof, Landlord agrees, at its expense, prior to delivering possession of the Demised Premises to Tenant, to remove all existing movable furniture, partitions and its personal property from the Building and all signage identifying the Building as the "Grace Building." Following the Commencement Date, Tenant shall perform any alteration, fixturing, repair, or modification ("Alteration") necessary for Tenant to use the Demised Premises. All Alterations shall be made in accordance with the requirements of the Prime Lease and at the sole cost and expense of Tenant, except for those alterations, repairs or modifications which are the obligation of the Prime Landlord under the Prime Lease, the cost and expense of which shall be the responsibility of the Prime Landlord. Landlord shall assist Tenant to obtain Prime Landlord's approval of Tenant's proposed Alterations when such approval is required.

         8.       Insurance.

                  Tenant agrees to name Landlord and Prime Landlord as additional insureds under all insurance policies which Tenant is required to carry and maintain pursuant to the provisions of the Prime Lease incorporated herein. Tenant shall renew each of said policies not less than ten (10) days prior to the date provided in the Prime Lease on which the tenant thereunder is required to renew the same, and shall supply Landlord with evidence of the coverage and payment of the premiums therefor.

         9.       Options to Terminate Sublease.

                  Subject to the terms and conditions contained herein and provided that Tenant is not then in default under this Sublease, Tenant may terminate this Sublease on September 11, 2006, by giving Landlord at least one
(1) year prior written notice of Tenant's intent to terminate this Sublease (the "Termination Notice"). In the event that Tenant gives said Termination Notice, then upon payment by Tenant of an amount equal to three (3) times the monthly Basic Rent, as adjusted to the date of termination (9/11/06), this Sublease shall be deemed terminated as if the Expiration Date was September 11, 2006. In addition, subject to the terms and conditions


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contained herein and provided that Tenant is not then in default under this
Sublease, Tenant may terminate this Sublease effective at the end of the 60th month after Tenant commences paying full Basic Rent with no abatement, by giving Landlord at least one (1) year Termination Notice. In the event Tenant gives said Termination Notice, then upon payment by Tenant of an amount equal to four
(4) times the monthly Basic Rent, as adjusted to the date of termination, this Sublease shall be deemed terminated as if the Expiration Date was the end of said 60th month. Any such termination payment shall be deemed a termination fee and not rent. Landlord shall have the right, upon receipt of a Termination Notice, to commence marketing and showing the Demised Premises to prospective tenants upon reasonable prior notice thereof to Tenant and subject to Tenant's security regulations.

         10.      Assignment and Subletting.

                  Tenant shall not assign its interest in this Sublease and/or the leasehold created hereby ("Tenant's Interest") and/or sublet all or any portion of the Demised Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not pledge, mortgage or hypothecate Tenant's Interest without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall be deemed to have assigned its interest in this Sublease if:

                  (a) there is any sale, lease, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of the Tenant and its subsidiaries taken as a whole, to any entity, or

                  (b) Tenant consolidates with, or merges with or into, another entity, in a transaction or series of related transactions in which the voting stock of the Tenant is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding voting stock of the Tenant is converted into or exchanged for voting stock of the surviving or transferee corporation and
                  (B) the beneficial owners of the outstanding voting stock of the Tenant immediately prior to such transaction own beneficially, directly or indirectly through one or more subsidiaries, not less than a majority of the total outstanding voting stock of the surviving or transferee corporation immediately after such transaction; or

                  (c) the consummation of any transaction or series of any related transactions (including, without limitation, by way of merger or consolidation) the result of which is that any entity becomes the beneficial owner of more than fifty percent (50%) of the voting power of the voting stock of Tenant.

                  Notwithstanding the foregoing, the parties agree that the following events shall not be deemed to constitute a change of control or an assignment of Tenant's interests hereunder. First, the Tenant may establish a holding company structure in which many of its operating assets, employees and intellectual properties would be dropped into an operating company, which would be a wholly owned subsidiary of Tenant. Second Tenant, may offer and sell securities pursuant to a firm commitment underwritten public offering or secondary offering(s) pursuant to effective registration statement(s) under the Securities Act of 1933, as amended. Third, Tenant may reincorporate in Delaware within the first ninety (90) days after the date hereof, provided that such reincorporation does not change the relative ownership interests of Tenant's shareholders.

                  Notwithstanding any assignment by Tenant of the Tenant's Interest or Tenant's subletting of all or any portion of the Demised Premises, Tenant shall remain primarily liable for all of the obligations required to be performed by the tenant under this Sublease. Any rent received (net of costs incurred in subletting, e.g. brokerage, upfitting, legal) as a result of a sublease in excess of the rent and Tenant's other costs/expenses otherwise due and payable hereunder shall be shared by Landlord and Tenant on a 50/0 basis. No sublease shall be made if it results in an occupancy of more than six (6) tenants (including Tenant) in the Demised Premises (this restriction is imposed by the Prime Lease).

         11.      End of Term.



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                  (a)      Upon the expiration or other termination of the Term
(including exercise of either of Tenant's early termination options), Tenant shall quit and surrender the Demised Premises, with time being of the essence as to the expiration date of the Term, in the condition and state of repair required by the Prime Lease, free and clear of any and all lettings and rights to occupy or use the Demised Premises or any part thereof created by Tenant or by anyone claiming under Tenant and free and clear of liens and encumbrances created by any act or omission on the part of the Tenant or of anyone claiming by, through or under Tenant. Any and all installations made by Tenant which have become part of the realty shall be surrendered by Tenant as part of the Demised Premises upon said expiration or sooner termination of the Term, provided, however, that Tenant may remove (and shall remove if so provided in the Prime Lease) all of its trade fixtures, furnishings, machinery, equipment, signs and other personalty belonging solely to Tenant and not to Landlord upon such expiration or sooner termination and shall repair at Tenant's expense all damage to the Demised Premises caused by such removal. Any property of Tenant not so removed shall become the property of Landlord, which may thereafter cause such property to be removed from the Demised Premises and disposed of, but the cost of any such removal and disposition as well as the cost of repairing any damage caused by such removal shall be borne by Tenant.

                  (b) The UPS system (serial number P23950; model name Liebert) present at the Demised Premises on the Commencement Date belongs to Landlord. Landlord has agreed to lease it to Tenant during the Term at no additional charge to Tenant (as part of the Basic Rent).

                  (c) Landlord will leave the following furniture and furniture systems at the Demised Premises on the Commencement Date, which belongs to Landlord. Landlord has agreed to lease said furniture and furniture systems to Tenant during the Term at no additional charge (as part of the Basic
Rent). Said furniture and systems includes conference room table and AV equipment located in the third floor board room, the built-in furniture in the executive offices area including the reception desks and work stations, as well as all other fixtures, window treatments, and such other items as the parties may mutually agree upon. The parties agree that for the purposes hereof, the furniture and furniture systems does not include any office cubes located at the Demised Premises.

                  (d) If this Sublease remains in effect through May 30, 2008, and Tenant is not then in default beyond any Cure Period (hereinafter defined), Landlord will convey the UPS system described in clause (b) above and the furniture and furniture systems described in clause (c) above to Tenant, to the extent that said assets do not become owned by Prime Landlord pursuant to the terms of the Prime Lease, effective May 30, 2008, and shall execute a Bill of Sale or other instrument to confirm such conveyance. If, however, this Sublease is terminated prior to May 30, 2008 for any reason (including exercise of either of Tenant's options to terminate), or if Tenant is in default on May 30, 2008 beyond any applicable Cure Periods, then the UPS system and the furniture and furniture systems shall remain the property of Landlord and shall remain in the Demised Premises and Tenant shall tender said assets back to Landlord in good working condition (less normal wear and tear) upon Tenant's surrender of the Demised Premises. Tenant shall be responsible for maintaining the UPS system and the furniture and furniture systems in a good condition and repair, at Tenant's expense, throughout the Term.

         12.      Landlord's Remedies.

                  Landlord shall have all of the rights and remedies of landlord specified in the Prime Lease and all of the rights and remedies by law or in equity provided, if Tenant shall default in the payment of the Basic Rent or Additional Charges due and payable pursuant to the terms of this Sublease by failing to make the same before the expiration of the Cure Period, if Tenant shall fail to perform or observe any of Tenant's obligations hereunder before the expiration of the Cure Period, or if any other Event of Default (as defined in the Prime Lease) shall occur as a result of Tenant's breach of its obligations under this Sublease. The term "Cure Period" shall mean the period of time specified in the Prime Lease, including grace periods, within which the tenant thereunder may cure a default, less two (2) days.



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         13.      Modification or Termination of Prime Lease.

                  (a) Landlord agrees that it will not modify or amend the Prime Lease without the prior written consent of Tenant.

                  (b) If for any reason whatsoever the Prime Lease should terminate prior to the expiration of the Term hereof, then this Sublease shall simultaneously terminate, and, except for the termination of the Prime Lease because of a default of Landlord as tenant thereunder (as a result of Landlord's affirmative action or inaction and not as a result of Tenant's failure to perform the obligations of tenant under the Prime Lease which Tenant is obligated to perform under the terms of this Sublease), Tenant shall acquire no right or cause of action against Landlord by reason of such termination. Landlord hereby agrees that, as long as Tenant shall not be in default under the Sublease beyond any applicable Cure Period, Landlord will not, without the prior written consent of Tenant, voluntarily cancel or terminate the Prime Lease or otherwise modify or amend the same.

         14.      Condemnation.

                  Anything in this Sublease or the Prime Lease to the contrary notwithstanding, in the event all or a portion of the Demised Premises shall be taken by any public or quasi-public authority, Tenant shall have no right to an abatement of rent unless Landlord is entitled to a corresponding abatement with respect to its corresponding obligation under the Prime Lease as it relates to the Demised Premises (and the dollar amount of such abatement shall be limited to the amount of the abatement to which Landlord is entitled under the Prime Lease). If, by reason of a taking, the Prime Landlord elects to terminate the Prime Lease in accordance with the provisions of the Prime Lease then, upon such termination of the Prime Lease, this Sublease shall be automatically terminated as if such date of termination were the Expiration Date. In the event all or a portion of the Demised Premises shall be taken by any public or quasi-public authority, or upon any termination of the Prime Lease because of such taking, Tenant shall have the right to claim and recover from the condemning authority, but not from the Prime Landlord or Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or interference or injury to the business of Tenant resulting from any such taking. In addition to the foregoing, Tenant shall be entitled to participate in any condemnation or eminent domain Proceeding to the extent Landlord is so permitted in accordance with Section 8.01 of the Prime Lease. Landlord agrees to provide Tenant with any and all notices related to any such actions or Proceedings.

         15.      Casualty.

                  Anything in this Sublease or the provisions of the Prime Lease to the contrary notwithstanding: (a) in the event the Demised Premises shall be damaged or destroyed as a result of any fire or other casualty, or in the event the Demised Premises are rendered untenantable as described in Section 15.06 of the Prime Lease, Tenant shall have the same right to terminate this Sublease as Landlord, as tenant under the Prime Lease, has to terminate or otherwise cause the term of the Prime Lease to expire or be forfeited, except that any time period in the Prime Lease within which Landlord as tenant under the Prime Lease shall be required to give a notice or to act, shall, for purposes of Tenant's rights and obligations hereunder, be reduced by ten (10) days in the case of casualty or in the case of an untenantable condition described in Section 15.06 of the Prime Lease, Tenant's right to terminate will be upon twenty-five (25) days prior notice to Landlord; and (b) Tenant shall have no right to an abatement of rent unless Landlord is entitled to a corresponding abatement with respect to its corresponding obligation under the Prime Lease as it relates to the Demised Premises (and the dollar amount of such abatement shall be limited to the amount of the abatement to which Landlord is entitled under the Prime Lease). If, by reason of such occurrence, the Prime Landlord elects to terminate the Prime Lease in accordance with the provisions of the Prime Lease then, upon such termination of the Prime Lease, this Sublease shall automatically terminate as if such date of termination were the Expiration Date; provided, however, that if Landlord has the option to terminate the Prime Lease as to part, but not all, of the Demised Premises, Landlord will not, provided that Tenant is not in default hereunder beyond any applicable Cure Period, terminate the Prime Lease as to the Demised Premises without the prior written consent of Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or interference or injury to the business of Tenant resulting from any damage by fire or other casualty or the repair of such damage unless Landlord was responsible therefor. Landlord shall not be required to carry insurance of any kind covering Tenant's property. Landlord shall not be required to repair or replace any of Tenant's improvements or Tenant's property unless Landlord was responsible for the casualty resulting in such damage.

         16.      Security Deposit.

                  To secure the faithful performance of all of Tenant's obligations and agreements set forth in this Sublease, Tenant shall deposit with Landlord, on or before the Commencement Date, a security deposit in the amount of $61,031.25 (the "Security Deposit"). Landlord may apply the Security Deposit to cure any default that may from time to time exist hereunder, without prejudice to any other remedy or remedies which Landlord may have on account thereof and at such time, Landlord will provide Tenant with written notice thereof indicating the amount so applied. Upon such application, Tenant shall pay Landlord on demand the amount so applied, which shall be added to the Security Deposit so the same may be restored to its original amount. If Landlord assigns its interest under this Sublease to an assignee who assumes in writing Landlord's obligations hereunder and Landlord delivers the Security Deposit to its assignee (at which time Landlord will provide Tenant with written notice thereof), Tenant hereby releases Landlord from any and all further liability with respect to the Security Deposit and/or its application or return. Landlord or its successor shall hold the Security Deposit as a separate fund in a separate, interest-bearing account in Landlord's name at a Federally-insured banking institution. If Tenant faithfully fulfills, keeps, performs and observes all of the covenants, conditions and agreements set forth in this Sublease, the Security Deposit shall be returned to Tenant with accrued interest promptly after the expiration of the Term, provided Tenant has vacated the Premises and surrendered possession thereof to Landlord in the condition required by this Sublease.

                  In the event Landlord terminates this Sublease or Tenant's right to possession by reason of an Event of Default by Tenant, Landlord may apply the Security Deposit against damages suffered to the date of such termination to the extent thereof, all pursuant to applicable law. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, and not dismissed within sixty (60) days thereafter, the Security Deposit shall be deemed to be applied first to the payment of any Basic Rent or Additional Charges due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Landlord in partial liquidation of Landlord's damages.

         17.      Notices.

                  All notices given herein shall be in writing, shall be addressed to the party to be notified at the address set forth below or at such other address as the party may designate for itself from time to time by notice hereunder, and shall be deemed to have been validly served, given or delivered:
(i) if mailed, on the date shown as received on the certified return receipt or on the date on which the post office deems delivery is impossible on such return receipt, or (ii) the date delivered by a courier service providing for overnight delivery unless such delivery was not a business day or was after 5:00 p.m. on a business day in which case delivery shall be deemed to have been rendered or given on the next business day, or (iii) upon receipt of notice given by telecopy, mailgram, telegram, telex, or personal delivery:

                                    To Landlord:

                                    W. R. Grace & Co.-Conn.
                                    7500 Grace Drive
                                    Columbia, Maryland 21044
                                    Attn: W. Brian McGowan,
                                    Senior Vice President

                                    To Tenant:

                         Prior to the Commencement Date

                                    Daleen Technologies, Inc.
                                    902 Clint Moore Road, Suite 234
                                    Boca Raton, Florida 33487
                                    Attn: Legal Department

         After the Commencement Date, notices to Tenant shall be delivered address of the Demised Premises.

                  Landlord and Tenant each hereby agrees to promptly forward to the other all notices which each from time to time may receive from the Prime Landlord. Landlord shall ask the Prime Landlord to give Tenant a copy of all notices given to the tenant under the Prime Lease at the address set forth above, in the same manner and at the same time as such notices are given to Landlord.

         17.      Miscellaneous.

                  (a) The term "Landlord," as used in this Sublease, shall mean W. R. Grace & Co.-Conn. and any successor in interest thereto. If this Sublease is sold or transferred by Landlord (at which time Landlord agrees to provide Tenant with prompt written notice thereof together with a copy of a duly executed assignment or transfer document binding said third party to Landlord's obligations hereunder), the seller or assignor shall be relieved of all covenants and obligations under this Sublease thereafter occurring and it shall be deemed without further agreement between the parties hereto and their successors, that the purchaser or assignee has assumed and agreed to carry out all covenants and obligations of Landlord hereunder.

                  (b) In the event Tenant shall remain in occupancy of the Demised Premises for any period beyond expiration or earlier termination of the Term (except under a direct lease with or by permission of, Landlord), Tenant shall pay to Landlord, as and for liquidated damages, an amount per them equal to one hundred and fifty percent (150%) of the Basic Rent per them for the last Lease Year of the Term. Notwithstanding the foregoing, Tenant shall not be deemed to be authorized to remain in occupancy beyond any expiration or earlier termination of the Term.

                  (c) All rights and liabilities given to or imposed upon either of the parties by this Sublease shall benefit and bind said party and its successors and permitted assigns.

                  (d) The parties covenant and acknowledge that they intend to create by this instrument, and that the legal effect of this instrument is and shall be, a subletting of the Demised Premises by Landlord to Tenant and not that of an assignment of the Prime Lease or any portion of thereof.

                  (e) Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease other than Cushman & Wakefield of Florida, Inc., representing Landlord, and Merin, Hunter and Codman, Inc., representing Tenant. Each of the parties indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including reasonable attorney's fees) incurred as a result of any alleged breach of the foregoing warranty. Landlord represents and agrees that it shall pay the commissions due the aforesaid brokers pursuant to a separate agreement. The execution and delivery of this Sublease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty.

                  (f) Any representations made by the Prime Landlord under the Prime Lease are deemed to be the representations of the Prime Landlord and shall in no manner be deemed the representations of Landlord.

                  (g) This Sublease contains all of the agreements and conditions made between the parties hereto and may not be modified orally, or in any manner other than by an agreement, in writing, signed by the parties hereto or their respective successors in interest.

                  (h) This Sublease may be executed in counterpart originals.

                  (i) If the Prime Lease should terminate for any reason, this Sublease shall terminate simultaneously and, except for termination of the Prime Lease because of Landlord's default under this Sublease or a default of Landlord as tenant thereunder in connection with a matter that Tenant has not assumed responsibility for under this Sublease, Tenant shall acquire no right or cause of action against Landlord by reason of such termination. As long as Tenant shall not be in default under this Sublease beyond any applicable Cure Period, Landlord shall not voluntarily cancel or terminate the Prime Lease without the prior written consent of Tenant.

                  (j) Tenant represents that it is a corporation duly organized and validly existing in good standing under the laws of the State of Florida. This Sublease has been duly authorized by all necessary action on the part of Tenant and constitutes a legal, valid and binding obligation of Tenant. The execution and delivery of this Sublease and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the Articles of Incorporation of Tenant, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Tenant, or
(iii) breach any contract, agreement, instrument or obligation to which Tenant is a party or by which Tenant is bound.

                  Landlord represents that it is a corporation duly organized and validly existing in good standing under the laws of the State of Connecticut. This Sublease has been duly authorized by all necessary action on the part of Landlord and constitutes a legal, valid and binding obligation of Landlord. The execution and delivery of this Sublease and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the Articles of Incorporation of Landlord, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Landlord, or (iii) breach any contract, agreement, instrument or obligation to which Landlord is a party or by which Landlord is bound.

                  Landlord further represents that: (u) the Prime Lease (attached hereto as Exhibit A) is a correct and complete copy of the Prime Lease and includes any and all agreements, amendments and modifications thereto governing the use and occupancy of the Demised Premises, (v) Landlord is not responsible for any liens and/or encumbrances on the Demised Premises which would impact Tenant's use thereof, nor has Landlord received notice of any such liens and/or encumbrances imposed as a result of the action or inaction of any other party, (w) the Prime Lease is, as of the date hereof, in full force and effect, (x) no event of default has occurred under the Prime Lease and to the best of Landlord's knowledge and belief, no event has occurred and is continuing which would constitute an event of default but for the requirement of giving notice and/or expiration of the period of time to cure, (y) Landlord has satisfied its notice requirements to Prime Landlord with respect to this Sublease, as set forth in subsections 17.01 (a) and (b) of the Prime Lease and the Prime Landlord elected not to exercise its rights thereunder, and (z) that the 46,500 square feet of rentable space at the Demised Premises is correct based upon the measurements of Prime Landlord's predecessor.

                  (k) If any action or proceeding arising out of this Sublease is commenced, the prevailing party shall be entitled to recover its reasonable attorneys' fees and disbursements in addition to any other relief to which it may be entitled.

                  (l) Landlord leases the Meridian phone system (commonly known as Option 61) that is currently installed at the Demised Premises. Landlord shall assign the Meridian phone lease (a copy of which has been previously forwarded to Tenant in its entirety) to Tenant on the Commencement Date and Tenant shall assume landlord's obligations thereunder and make all future lease payments directly to the lessor. Landlord represents that the Meridian phone system is currently in working order. As long as this Sublease remains in effect and Tenant is not in default hereunder beyond any Cure Period, Landlord shall reimburse Tenant, on a monthly basis, the sum of $3,000 per month for each month remaining on the current phone lease term (through June 30, 2003). Tenant shall have no right to extend the term of the phone lease, or to increase the rental or any other obligation of the lessee thereunder, unless the lessor expressly releases Landlord from all obligations thereunder.

                  (m) Following August 1, 1999, and upon Tenant's reasonable requests, Landlord will permit Tenant access to the Demised Premises during normal business hours, provided that such access does not interfere with Landlord's ability to conduct normal business operations from the Demised Premises. Any and all damages attributable to Tenant's access rights hereunder will be borne exclusively by Tenant.

                  (n) Landlord agrees to permit Tenant to have the rights and obligations of the "Tenant" as set forth in Article 30 of the Prime Lease, which rights and obligations Tenant hereby accepts.

                  (o) The validity of this Sublease, and the rights, obligations and relations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida. If any provision of this Sublease is determined by a court of competent jurisdiction to be in violation of any applicable law or otherwise invalid or unenforceable, such provision shall to such extent as it shall be determined to be illegal, invalid or unenforceable under such law be deemed null and void, but this Sublease shall otherwise remain in full force. Except as otherwise expressly provided in the Prime Lease, suit to enforce any provision of this Sublease, or any right, remedy or other matter arising therefrom, will be brought exclusively in the state or federal courts located in Palm Beach County, Florida. Landlord and Tenant agree and consent to venue in Palm Beach County, Florida and to the in personal jurisdiction of the aforementioned courts.

                  IN WITNESS WHEREOF, the parties hereto have executed this Sublease, as a sealed instrument, as of the date first written above.

Tenant:                                         Landlord:
Daleen Technologies, Inc.                       W. R. Grace & Co.-Conn.
a Florida corporation                           a Connecticut corporation


By: /s/ James Daleen                            By: /s/ W. B. McGowan
    ---------------------------------               -------------------------
Name: James Daleen                              Name:  W. Brian McGowan
Title: CEO                                      Title:  Senior Vice President

Witnessed:                                      Witnessed:

/s/ Eileen T. Luisi                             /s/ Eileen T. Luisi
-------------------                             -------------------
/s/ Elizabeth Watts                             /s/ Elizabeth Watts
-------------------                             -------------------

                                    EXHIBIT A

                                 LEASE AGREEMENT

                  THIS AGREEMENT (herein referred to as "this Lease"), dated as of June 1, 1998, between ADT TITLE HOLDING COMPANY I, a Delaware corporation, having an address at One Tyco Park, Exeter, New Hampshire 03833-1108 (hereinafter called "Landlord"), and W. R. GRACE & CO.-CONN., a Connecticut corporation, having a present address at One Town Center Road, Boca Raton, Florida 33486-1010 (hereinafter called "Tenant").

                                   WITNESSETH:

                                   ARTICLE 1

                               Demise of Premises

                  Landlord, for and in consideration of the rents to be paid and of the covenants and agreements hereinafter contained to be kept and performed by Tenant, hereby demises and leases to Tenant and Tenant hereby hires and takes from Landlord, for the term hereinafter set forth the piece or parcel of land with a street address of 1750 Clint Moore Road, Boca Raton, Florida 33431, and more particularly described in Schedule A annexed hereto (the "Land");

                  TOGETHER WITH the appurtenances, buildings and improvements erected upon Land and any replacements thereof including the three (3) story office building (the "Building"), and the entire parking space area (the "Parking Area" and together with the Building, the "Improvements");

                  TOGETHER WITH all right, title and interest of Landlord, if any, in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining such Land and in and to the easements, franchises, rights, appendages and appurtenances belonging or appertaining to such real property (the Land and other interests therein and the Improvements being hereinafter called the "Demised Premises");

                  SUBJECT, HOWEVER, to the following:

                  (1) the state of title existing as of the date hereof and described in Schedule B annexed hereto; and

                  (2) zoning regulations, restrictions, resolutions, ordinances and requirements, building restrictions and other laws and regulations, now in effect to the extent not violated by the Demised Premises.

Landlord, to the best of its knowledge and belief, represents and warrants to
Tenant:

                  (1) on the Commencement Date, the Demised Premises will comply in all material respects with all applicable zoning regulations, restrictions, resolutions, ordinances and requirements, budding restrictions and other laws so as to permit the use of the Building for general office uses and the Parking Area for parking purposes;

                  (2) on the Commencement Date, the Demised Premises will comply in all material respects with all Legal Requirements existing on the Commencement Date; and

                  (3) the Demised Premises shall on the Commencement Date be free and clear of all tenancies.

And Landlord and Tenant covenant and agree as follows:

                                   ARTICLE 2

                               Certain Definitions

                  Unless the context otherwise requires, the terms defined below shall have the respective meanings set forth below:

                  (a) "Additional Charges" shall have the meaning given to it in Section 4.04 of this Lease;

                  (b) "Arbitration Procedure" shall have the meaning given to it in Section 8.06 of this Lease;

                  (c) "Affiliate" shall mean any person who or which, directly or indirectly, controls, is controlled by, or is under common control with, (A) Landlord (or Tenant, as the case may be), or (B) any person comprising, directly or indirectly, Landlord (or Tenant, as the case may be), or
(C) any person having a controlling equity interest, directly or indirectly, in Landlord (or Tenant, as the case may be). Control, as used in this definition shall mean ownership of more than 50% of the outstanding voting stock of a corporation or, the direct power to direct the affairs of such corporation or other entity by reason of ownership of voting stocks or other equitable interest, by contract or otherwise.

                  (d) "Base Rate" shall mean the annual interest rate which is publicly announced from time to time by The Wall Street Journal "Money Rates Table" as the prime rate based upon corporate loans posted by 75% of the nation's 30 largest banks;

                  (e)      "Basic Rent" shall have the meaning given to it in
Section 4.01 of this Lease;

                  (f) "Business Day" shall mean all days, excluding Sundays and holidays;

                  (g) "Condemnation Restoration" shall have the meaning given to it in Section 8.04 of this Lease;

                  (h) "Default" shall mean any event which would constitute an Event of Default if any requirement in connection therewith for the giving of notice, or the lapse of time or the happening of any further condition, event or action, had been satisfied:

                  (i) "Default Rate" shall mean a fluctuating annual interest rate which is the lesser of the rate which is 250 basis points higher than the Base Rate and the highest rate permitted by applicable usury law;

                  (j) "Event of Default" shall mean any event specified as such in Section 20.01 and which shall continue for the period of time, if any, therein designated;

                  (k) "First Lease Year" means the period commencing on the Commencement Date, as defined in Section 3.01 hereof, being for a term of (a) twelve (12) full calendar months if the Commencement Date is the first day of a calendar month, or (b) twelve (12) full calendar months plus the portion of the calendar month (during which the Commencement Date, not being the first day of a calendar month, occurs) that follows after the Commencement Date;

                  (l) "Imposition" and "Impositions" shall have the meaning given to them in Section 5.01 of this Lease;

                  (m) "Institutional Mortgagee" shall mean any national bank, or any commercial or savings bank, trust company, insurance company or pension plan which shall be authorized to make loans secured by real property in the State of Florida:

                  (n) "Landlord" shall, at any time, in addition to Landlord herein named, mean any person who shall succeed to any of the interests of Landlord under this Lease;

                  (o) "Lease Year" shall mean the First Lease Year and each successive period of twelve calendar months during the Term. The first, second, third and fourth quarters of each Lease Year shall mean, respectively, the periods of three calendar months commencing on the first day of the Lease Year and on the first day of the fourth, seventh and tenth calendar months of the Lease Year;

                  (p) "Legal Requirements" shall mean all Federal state, county, municipal and other governmental statutes, laws, rules, orders, permits, licenses, regulations, ordinances, judgments, decrees, directions and injunctions affecting the Demised Premises or the use or occupancy thereof, whether now or hereafter enacted or in force, ordinary or extraordinary, foreseen or unforeseen;

                  (q) "Permitted Mortgage" shall mean any mortgage hereafter made in compliance with all of the provisions and conditions of
Section 17.02 of this Lease. The term "Permitted Mortgagee" shall mean the holder at the time in question of any Permitted Mortgage;

                  (r) "Proceeding" shall mean the taking of the whole or of a part of the Demised Premises by virtue of eminent domain or for any public or quasi-public improvement;

                  (s)      "Restoration" shall have the meaning given to it in
Section 7.04 of this Lease;

                  (t)      "Term" shall have the meaning given to it in Section
3.01 of this Lease; and

                  (u) "unavoidable delays" or words of similar import shall mean delays due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials, government restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of the party, provided that financial inability to perform shall not be deemed an unavoidable delay and that the party affected shall use all reasonable efforts to overcome the effect of such events.

                                   ARTICLE 3

                                  Term of Lease

                  Section 3.01. The term of this Lease shall commence on the Commencement Date, as hereinafter defined, and shall expire at 11:59 p.m. on the last day of the calendar month in which the tenth anniversary of the Commencement Date occurs (the "Expiration Date") (unless this Lease shall sooner terminate or be canceled as hereinafter provided and subject to Tenant's renewal rights and including any Renewal Term as hereinafter provided), upon and subject to the covenants, agreements, terms, provisions and limitations hereinafter set forth (which term is hereinafter called the "Term"). As used herein, the Commencement Date shall mean June 1, 1998.

                                   ARTICLE 4


             Basic Rent, Adjusted Basic Rent, and Additional Charges

                  Section 4.01. (a) Tenant shall pay to Landlord during the Term, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, a net basic rental (hereinafter called the "Basic Rent"), together with applicable Florida sales tax, if any, and over and above the other additional payments to be made by Tenant as elsewhere provided in this Lease, in twelve (12) equal monthly installments, in advance, on the first day of each and every calendar month during the Term. Except as hereinafter provided, the Basic Rent shall be Seven Hundred Thirty-Two Thousand Three Hundred Seventy-Five Dollars ($732,375.00) per annum with monthly payments of Sixty One Thousand Thirty One and 25/100 Dollars ($61.031.25) [based on 46,500 square feet at $15.75] for the period commencing on the Commencement Date and ending on the Expiration Date.

                  (b) Tenant shall pay Basic Rent and all Additional Charges (as hereinafter defined) which is herein provided to be paid to Landlord by good and sufficient check (subject to collection), at such place as shall be designated by Landlord from time to time. Basic Rent and Additional Charges, if applicable, for any partial calendar month shall be prorated on a per-diem basis.

                  (c) Effective on the third anniversary of the Commencement Date, so long as this Lease remains in effect, the Basic Rent set forth above shall be increased on an annual basis; and Tenant thereafter covenants and agrees to pay to Landlord, during each ensuing Lease Year, such new adjusted Basic Rent in an amount which, in each Lease Year, shall be equal to one hundred and three percent (103.0%) of the Basic Rent payable at the end of the preceding Lease Year. The resulting Base Rent shall be payable in equal monthly installments, each in advance, on the first day of each month of the applicable Lease Year.

                  Section 4.02. Except as otherwise expressly provided in this Lease, Tenant shall pay the Basic Rent and Additional Charges without notice, demand, set-off counterclaim deduction, abatement, suspension, deferment, diminution or reduction and, except as otherwise expressly provided in this Lease, Tenant shall have no right to terminate this Lease or to be released, relieved or discharged from any obligations or liabilities hereunder for any reason whatsoever, including, without limitation: (a) any loss, damage to or destruction or deterioration of the Demised Premises or any part thereof by fire or other casualty, acts of God or enemy action or restriction of the use or occupancy of the Demised Premises or any part thereof on account of any other cause except due to a material breach of Landlord's representations; (b) any limitation, restriction, deprivation or prevention of, or any interference with, any use of the Demised Premises or any part thereof, (c) any taking of the Demised Premises or any part thereof by condemnation or otherwise; or (d) any claim as a result of any other business dealings of Landlord and Tenant. Except as otherwise expressly provided in this Lease, Tenant will take no action to terminate, rescind or avoid this Lease and waives all rights now or hereafter conferred by law (i) to quit, terminate or surrender this Lease or the Demised Premises or any part thereof, or (ii) to any abatement, suspension, deferment, diminution or reduction of the Basic Rent on account of any such occurrence. If any Basic Rent or Additional Charges shall be or become uncollectible, reduced, required to be refunded or prohibited from increasing because of any Legal Requirement applicable to both Landlord and Tenant, Tenant agrees to enter into such agreements and take such other actions as Landlord may reasonably request and as are legally permissible to permit Landlord, during the continuance of such Legal Requirement, to collect the maximum rents which are legally collectible by Landlord and to pay the maximum other Additional Charges as Tenant may be legally required to pay (but never in excess of the amounts reserved under this Lease). Upon the termination of such Legal Requirement, (A) the Basic Rent and Additional Charges shall become and thereafter be payable in accordance with this Lease and (B) Tenant shall pay to Landlord within thirty
(30) days following demand, to the fullest extent legally permitted, an amount equal to (i) the Basic Rent and Additional Charges which would have been paid pursuant to this Lease but for such Legal Requirement less (ii) the Basic Rent, Additional Charges and payments in lieu of rent paid by Tenant during the period such requirement of law was in effect.

                  Section 4.03. This Lease is a net lease and the Basic Rent shall be absolutely net to Landlord, so that this Lease shall Yield, net, to Landlord, the Basic Rent during the Term, and all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises which may arise and be attributable to the ownership, maintenance, repair, restoration, use or occupancy of the Demised Premises during the Term, except as otherwise expressly provided in this Lease, shall be paid by Tenant.

                  Section 4.04. Tenant shall also pay, as additional rent, all Impositions, and all sums, costs, expenses and other payments which Tenant under any of the provisions of this Lease assumes or agrees to pay (which Impositions and all sums, costs, expenses and other payments are herein collectively called the "Additional Charges"), and, in the event of any nonpayment of any item of Additional Charges which is payable to Landlord, Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided herein or by law in the case of nonpayment of the Basic Rent.

                                   ARTICLE 5

                       Payment of Taxes, Assessments, Etc.

                  Section 5.01. Tenant will pay directly to the appropriate party, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof (except as hereinafter provided in Section 5.04) all taxes, assessments, water and sewer rents, rates and charges, charges for public utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time during the Term may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or become a lien on, the Demised Premises thereof or any appurtenances thereto, or any use or occupation of the Demised Premises, including any Florida sales tax due on any portion of the Additional Charges, if applicable (which taxes, assessments, water and sewer rents, rates and charges, charges for public utilities, excises, levies, licenses and permit fees and other governmental charges and any other amounts which Tenant is obliged to pay under this Section are herein referred to as "Impositions" and any of the same is herein referred to as an "Imposition"), together with any penalty, interest or cost which may be added for late payment thereof. Impositions for any period falling partly within and partly outside the Term, shall be prorated on a per diem basis.

                  Section 5.02. Nothing herein contained shall require Tenant to pay any of the following assessed or levied against, imposed upon or incurred by Landlord or any subsequent owner of the Demised Premises; income and/or excess profits taxes, capital levy, estate, succession, inheritance, transfer, corporate or franchise taxes levied or assessed by any governmental authority; provided, however that, if at any time during the Term the methods of taxation prevailing at the commencement of the Term shall be altered so that, in lieu of the taxes, assessments, levies, impositions or charges now levied, or hereafter assessed or imposed on, real estate and the improvements thereon, there shall be levied, assessed and imposed wholly or partially as a capital levy, or otherwise, on the rents received therefrom, or if as the result of the alteration of such method, any tax, assessment, levy, imposition or charge, or any part thereof, there shall be measured by or based, in whole or in part, upon the Demised Premises, the Basic Rent or the Additional Charges and imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term "Impositions" for the purposes hereof except that the amount so included shall in no event exceed the amount which would have been so levied, assessed or imposed if the Demised Premises were the only asset of Landlord and the interest in Landlord of any corporation which is a partner or shareholder of Landlord were the only asset of that corporation.

                  Section 5.03. Prior to delinquency of an Imposition payable by Tenant as in this Article provided, Tenant shall furnish to Landlord for its inspection official receipts or duplicate copies thereof of the appropriate taxing authority, or other proof reasonably satisfactory to Landlord. Landlord shall promptly send to Tenant all bills which it may receive for Impositions.

                  Section 5.04. Tenant shall have the right to contest the amount or validity of any Imposition by appropriate proceedings. If Tenant determines not to so contest any such Imposition, Landlord shall have the right so to do. If Tenant shall contest the amount or validity of any such Imposition, Tenant shall nevertheless promptly pay the Imposition in accordance with the terms and provisions of this Lease, and nothing herein shall imply any right on the part of Tenant to postpone or defer such payment for any such purpose, unless such proceedings shall operate to prevent or stay the collection of the Imposition so contested and the sale of the Demised Premises, or any part thereof to satisfy the same. Upon the termination of such proceedings, Tenant shall pay the amount of the Imposition, or part thereof as finally determined to be due in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith. Landlord shall not be required to join in any such proceedings, except that if any Legal Requirement hereafter in effect shall require that such proceedings be brought by or in the name of Landlord or any owner of the Demised Premises, Landlord shall not withhold its consent to joining in any such proceedings, or permitting the same to be brought in its name, and shall execute any and all documents required in connection therewith, provided the same shall be approved as to both form and substance by Landlord's counsel, which approval Landlord agrees shall not be unreasonably withheld, delayed or conditioned. Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceeding, including, but not limited to, Landlord's reasonable counsel fees, and Tenant shall indemnify and save harmless Landlord from any such costs or expenses. Tenant shall be entitled to any refund of the Imposition and penalties or interest thereon which shall have been paid by Tenant, or, if paid by Landlord, for which Landlord shall have been fully reimbursed by Tenant.

                                    ARTICLE 6

                                    Insurance

                  Section 6.01. Throughout the Term, Tenant shall, at Tenant's sole cost and expense, keep the Demised Premises insured against loss or damage by fire, lightning, windstorm, had, explosion, riot, riot attending a strike, civil commotion, vandalism, malicious mischief damage from aircraft, vehicles and smoke and also for such other perils as are covered by an "all risk policy" substantially similar to the coverage provided by the "Causes of Loss - Special Form" No. CP 1030 1185 issued by ISO Commercial Risk Services, Inc., in amounts at all times equal to the then Full Insurable Value of the Improvements and with such deductibles as may be reasonably adopted by Tenant as such amounts and such deductibles may be approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. The term "Full Insurable Value," as used herein, when applied to the Improvements, shall mean the actual replacement cost without depreciation (excluding land, excavation costs and that part of the foundation and footing cost which is customarily not insurable under casualty policies), and shall be determined from time to time at reasonable intervals at the request of Landlord by one of the insurers, or, at the option of Tenant or Landlord, an independent appraiser or contractor selected and paid by Tenant and reasonably acceptable to Landlord. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of Florida, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a "Best's Rating" of "B" and a "Financial Size Category" of at least "X" or if such ratings are not then in effect, the equivalent thereof.

                  Section 6.02. Throughout the Term, Tenant shall, at Tenant's sole cost and expense, maintain or cause to be maintained commercial general liability insurance on an occurrence basis against claims for personal injury or death and for damage to property suffered by others occurring upon, in or about the Demised Premises, such liability insurance to afford protection to the limit of not less than $5,000,000 combined in respect of bodily injury or death to any one person and for property damage, and not less than $10,000,000 in respect of bodily injury or death to any number of persons in any one occurrence. Tenant shall also provide Workers' Compensation insurance in statutory amounts and employees liability insurance with a per claim limit of $2,000,000.00.

                  Section 6.03. Throughout the Term, Tenant shall, at Tenant's sole cost and expense, maintain for the benefit of Landlord or cause to be maintained for the benefit of Landlord, rent, or use and occupancy or rental value insurance in an amount at least sufficient to meet the payments for one year of the Basic Rent and the Additional Charges, which insurance shall be payable to Landlord in the event that the Building or any substantial portion thereof shall be destroyed or seriously damaged. Tenant hereby assigns to Landlord any interest of Tenant in said policies and all proceeds thereunder.

                  Section 6.04. Throughout the Term, Tenant shall, at Tenant's sole cost and expense, maintain or cause to be maintained under a comprehensive form of boiler and machinery insurance policy including repair and replacement endorsement, covering all insurable equipment in the Building including but not limited to, boilers, pressure vessels, air tanks, pressure piping, major air conditioning equipment, turbines, and nonrotating electrical equipment (provided the Building contains equipment of the nature ordinarily covered by such insurance) with a limit of liability of $5,000,000 or such larger amount as Landlord may reasonably require and a deductible limit of not more than $20,000.

                  Section 6.05. All insurance provided for in this Article shall be effected under a valid and enforceable policy or policies issued by insurers of recognized financial standing, licensed or authorized to do business in Florida and reasonably satisfactory to Landlord. Certified copies of all certificates evidencing such policies shall be deposited with Landlord by Tenant prior to the Commencement Date. Not less than fifteen (15) days prior to the expiration date of the expiring policies, Tenant shall deliver to Landlord certificates of the insurers evidencing renewal thereof with insurance policies available at Tenant's Demised Premises for review by Landlord or Landlord's first mortgagee as soon thereafter as the same shall be obtained by Tenant. Within ten (10) days after the premium on each such policy shall become due and payable and the amount thereof shall be determined, such premium shall be paid by Tenant and Landlord shall be furnished with evidence reasonably satisfactory to it of such payment.

                  Section 6.06. Landlord shall not be required to prosecute any claim against any insurer or to contest any settlement proposed by any insurer but in the event of Landlord's failure to do so, Tenant shall have the right to do so in Landlord's name at Tenant's sole cost and expense.

                  Section 6.07. Insurance claims by reason of damage or destruction to any portion of the Demised Premises may be adjusted by Landlord, but Tenant shall have the right to join with Landlord in adjusting any such loss; provided, however, Tenant's consent in any such adjustment shall not be unreasonably withheld, conditioned or delayed.

                  Section 6.08. Every insurance policy required under this
Article 6 (other than liability and workers' and employers' compensation insurance policies) shall name Landlord and Tenant as the insureds, as their interests may appear, and bear a standard first mortgage endorsement in favor of a first mortgagee of Landlord, if any, whose name shall have been provided to Tenant, and loss under any such policy shall be made payable to such first mortgagee, but any proceeds under which policies received by such first mortgagee shall be applied as provided in Article 7. Each such policy shall be, if available, for a term of not less than one (1) year with all premiums paid in advance. Every such policy shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days prior written notice to Landlord and Landlord's first mortgagee, if any, and that any loss thereunder shall be payable notwithstanding any act or negligence of Tenant or Landlord and notwithstanding any change in title or ownership of the Demised Premises. Should Tenant fail to effect, maintain or renew any insurance provided for in this
Article 6, or to pay the premium therefor, or to deliver to Landlord any such certificate, if requested by Landlord, Landlord at its option may upon ten (10) days' notice to Tenant of its intention to do so procure such insurance and any sums expended by it to procure such insurance shall be payable as Additional Charges hereunder and shall be repaid by Tenant within ten (10) days following demand therefor by Landlord with interest at the Default Rate.

                   Section 6.09. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Article 6 to be furnished by Tenant unless Landlord is named as an insured, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver the certificates evidencing the same to Landlord.

                  Section 6.10. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage of property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasors' policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree to request its insurance carrier to include such a clause or endorsement in its policies.

                  Section 6.11. Tenant assumes the risk of damage to any fixtures which remain the property of Tenant or as to which Tenant retains the right of removal from the Premises.

                  Section 6.12. If Tenant fails to maintain any insurance required pursuant hereto, Tenant shall be liable for any loss, damages or costs incurred by Landlord as a result thereof. This paragraph shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other paragraph hereof Tenant and Landlord agree that the insurance required pursuant to this
Article 6 may be revised, subject to availability of such insurance at commercially reasonable rates, so long as the insurance coverage and limitations may be approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

                                   ARTICLE 7

                            Casualty and Restoration

                  Section 7.01. If during the Term all or any part of the Demised Premises shall be damaged or destroyed by fire or other casualty, Tenant shall promptly give notice thereof to Landlord and Landlord shall, at Landlord's sole cost and expense subject to availability and receipt from Tenant's insurance company(ies) of the insurance proceeds and the receipt from Tenant of the deductible amount of such insurance, if any, [except as provided in Section
7.02 of this Lease] repair, restore, or replace the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction. Landlord shall within thirty (30) days following notice from Tenant of the casualty advise Tenant the amount of time such repairs are reasonably estimated to require.

                  Section 7.02. If during the Term the Demised Premises shall be substantially damaged or destroyed in any single casualty in such a manner that such damage cannot, in Landlord's reasonable judgment, be repaired within twelve
(12) months from the date of such casualty, Landlord shall so notify Tenant within sixty (60) days after Landlord's receipt of the notice required pursuant to Section 7. 01 hereof and Landlord may by such notice terminate this Lease. If Landlord shall give such notice of termination, this Lease shall terminate on the 30th day following the date Tenant receives notice of termination from Landlord in accordance with the provisions of this Section provided that the Basic Rent and Additional Charges, if any, payable by Tenant hereunder shall be abated as of the date of such casualty in proportion to the area of the Demised Premises that Tenant is unable to occupy.

                  Section 7.03. If during the Term the Demised Premises shall be damaged or destroyed in any single casualty and Landlord (if permitted to do so) does not give notice of its intention to terminates this Lease, as provided in
Section 7.02, this Lease shall continue in force and effect, and Landlord shall repair, restore or replace the same as provided in Section 7.01; provided, however, if the estimated time period for repair exceeds nine (9) months or if such statement estimating the repair time is not delivered to Tenant, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement or, if no statement has been delivered, not later than thirty (30) days after the expiration of the time period such statement should have been delivered to Tenant. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant to Landlord; provided, however, that Landlord shall not be required to proceed with such repairs if (A) the repair estimate exceeds nine (9) months if the casualty occurs within the period from the first day of the ninth (9th) Lease Year to the last day of the tenth (10th) Lease Year, and
(B) an "Event of Default" has occurred pursuant to such mortgage which is continuing, unless such mortgagee can reasonably approve the contractor, and payments with respect thereto, reasonably approve the receiver for the Demised Premises, if any, and if permitted by law, and so long as Tenant agrees to renew the Lease for Extended Term One without the right to terminate the Lease if the "prevailing market rate" as determined by the parties or arbitration is unsatisfactory.

                  Section 7.04. All insurance proceeds received by Landlord on account of such damage or destruction (in excess of a casualty loss where proceeds are less than $75,000, then the proceeds are not required to be placed in an escrow account), less the actual cost, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be retained in escrow in an interest earning account and held by the first mortgagee of Landlord, if any, provided such mortgagee shall be an Institutional Mortgagee or, if there be none or if the same is not a bank, in such bank as shall be selected by Landlord and approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed, under the name of Landlord and Tenant and shall be paid either to reimburse Landlord for expenditures made to repair, restore or replace any part of the Demised Premises so damaged or destroyed (which expenditures shall include expenditures made for temporary repairs or for the protection of property pending the completion of permanent repairs, restorations or replacements to the Demised Premises, or to prevent interference with the business operated thereon, and repairs, restorations or replacements thereto then in process insofar as actually made or constructed) or to pay contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for said repairs, restorations or replacements (herein called the "Restoration"), and shall be withdrawn from the account as hereinafter provided from time to time as the Restoration progresses upon the written request of Landlord to Tenant, which shall be accompanied by the following:

                  (a) A certificate of the architect or engineer in charge of the Restoration (who shall be selected by Landlord and be reasonably satisfactory to Tenant) dated not more than thirty (30) days prior to such request, setting forth in substance as follows:

                           that the sum then requested to be withdrawn either
                  has been paid by Landlord, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who shall have rendered services or furnished materials for the Restoration therein specified; the names of such persons; a brief description of such services and materials and the several amounts so paid or due to each of such persons and a statement that none of the cost of the services and materials described in the certificate has been or is being made the basis, in any previous or then pending request, for a payment under this Section or Section 8.04, and that the sum then requested does not exceed the value of the services and materials described in the certificate;

                           that, except for the amount, if any, stated pursuant
                  to the foregoing paragraph (1) of subsection (a) in such certificate to be due for services or materials, there is not outstanding any indebtedness known to the persons signing such certificates which is then due for labor, wages, materials, supplies or services in connection with the Restoration which, if unpaid, might become the basis of a vendors, mechanic's, laborer's or materialman's lien upon the Demised Premises or any part thereof except for the following claims and disputes:
                  (list same); and

                           that the cost and any amounts due and under dispute
                  under paragraph (2) of subsection (a) above, as estimated by the persons signing such certificate, of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration does not exceed the insurance proceeds remaining in the bank account after payment of the sum requested in such certificate.

                  Upon compliance with the foregoing provisions of this Section, the first mortgagee or Landlord shall be authorized by Tenant, whose approval shall not be unreasonably delayed, withheld or conditioned but whose approval shall be deemed approved five (5) days after delivery of any such request, out of such insurance proceeds to pay or cause to be paid to Landlord or to the persons named (pursuant to paragraph (1) of subsection (a) of this Section) in such certificate the respective amounts stated therein to have been paid by Landlord or to be due to them, as the case may be.

                  Section 7.05. Subject to the provisions of Section 6.03 hereof and the receipt by Landlord of the proceeds of the insurance required to be provided thereunder, if the Improvements shall be partially damaged or partially destroyed by a casualty, the Basic Rent and Additional Charges payable hereunder shall be abated to the extent that the Improvements shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. Subject to the provisions of
Section 6.03 hereof and the receipt by Landlord of the proceeds of the insurance required to be provided thereunder, if the Improvements or a major part thereof shall be damaged or destroyed that it is rendered untenantable on account of a casualty, the Basic Rent and Additional Charges shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Improvements, provided, however, that should Tenant reoccupy for the conduct of its business a portion of the Improvements during the period the Restoration work is taking place and prior to the date that the same are made completely tenantable, Basic Rent and Additional Charges allocable to such portion shall be payable by Tenant from the date of such occupancy.

                                   ARTICLE 8

                                  Condemnation

                  Section 8.01. Any award, payment or compensation relating to the Land or the Landlord's fee estate in the Demised Premises to which it may be or become entitled during the Term by reason of any taking of the Demised Premises or a part thereof, in or by condemnation or other eminent domain Proceeding pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Demised Premises or a part thereof, by any governmental authority, civil or military, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise (except to the extent that same is compensation for use of or damage to Tenant's equipment or machines not demised hereunder, leasehold improvements, moving and relocation expenses or compensation for loss of business), provided that such award, payment or compensation and any interest or income earned thereon shall be applied as hereinafter provided in this Article 8. Tenant shall be entitled to participate in any such proceedings at Tenant's cost and expense.

                  Section 8.02. If during the Term (A) the Demised Premises shall be taken in its entirety in or by condemnation or other eminent domain Proceeding pursuant to any law, general or special, or (B) a substantial portion of the Demised Premises, which shall be sufficient in the reasonable judgment of Landlord to make the restoration or reconstruction of the remaining portion thereof uneconomic, shall be taken in or by any such Proceeding Landlord shall notify Tenant of either (A) or (B), as the case may be, within sixty (60) days of such taking and either Landlord or Tenant may terminate this Lease by giving the other party written notice of its intention to do so at that time. If Landlord shall give such notice of termination, this Lease shall terminate on the thirtieth (30th) day following the date Landlord gives such notice. If Tenant shall give such notice of termination, this Lease shall terminate on the date set forth in Tenant's termination notice, which date shall not be less than thirty (30) or more than ninety (90) days after the date of such notice. If however, neither Landlord nor Tenant elects to terminate the Lease, Landlord shall repair, restore and rebuild the Demised Premises as nearly as possible to its value, condition and character immediately prior to such taking and in conformity with the provision of Section 8.04 hereof.

                  Section 8.03. If during the Term (A) a portion of the Demised Premises shall be taken in or by condemnation or other eminent domain Proceeding pursuant to any law, general or special, which taking does not affect the Building, or more than ten percent (10%) of the Parking Area (provided, however, if a greater portion of the Parking Area is so taken and Landlord builds substitute space in another area of the Demised Premises to Tenant's reasonable satisfaction, this provision shall not apply), (B) the use or occupancy of the Demised Premises or a part thereof shall be temporarily requisitioned by any governmental authority, civil or military, or (C) in any other case where Landlord or Tenant, having a right so to do, fails to terminate this Lease as herein provided, then this Lease shall continue in full force and effect, and Landlord shall, within a reasonable time after any such taking and at its cost and expense, provided any award payable in connection with such taking shall then have been received by Landlord for deposit as hereinafter provided, repair, restore and rebuild the Demised Premises as nearly as possible to its value, condition and character immediately prior to such taking, and in conformity with the requirements of Section 8.04 of this Lease. In all other cases (including if the Building or more than 10% of the Parking Area shall be taken such that Tenant cannot conduct its business), Tenant shall have the right to terminate this Lease on written notice to Landlord given within thirty (30) days after receipt from Landlord of notice of a taking. If Tenant shall give such notice of termination, this Lease shall terminate on the date set forth in Tenant's termination notice, which date shall not be less than thirty (30) or more than ninety (90) days after the date of such notice. If, however, Tenant does not elect to terminate the Lease, Landlord shall repair, restore and rebuild the Demised Premises as nearly as possible to its value, condition and character immediately prior to such taking and in conformity with the Provision of Section
8.04 hereof.

                  Section 8.04. Any award received by Landlord on account of such taking, less the actual cost, fees and expenses, if any, incurred in connection with obtaining the award, shall be held in escrow in an interest bearing account by the first mortgagee of Landlord, if any, provided such mortgagee shall be an Institutional Mortgagee or, if there be none or if the same is not a bank, in such bank as shall be selected by Landlord and approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed, under the name of Landlord and Tenant and shall be paid either to reimburse Landlord for expenditures made to repair, restore or rebuild any part of the Demised Premises remaining after such taking (which expenditures shall include expenditures made for temporary repairs or for the protection of property pending the completion of permanent repairs, restorations or rebuilding to the Demised Premises, or to prevent interference with the business operated thereon, and repairs, restorations or rebuilding thereto then in process insofar as actually made or constructed) or to pay contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for said repairs, restorations or rebuilding (herein called the "Condemnation Restoration"), or to pay any other expenses or costs for which an award may be made. Payment for the Condemnation Restoration shall be withdrawn from the account from time to time as the Condemnation Restoration progresses upon the written request of Landlord to Tenant, which shall be accompanied by the following:

                  (a) A certificate of the architect or engineer in charge of the Condemnation Restoration (who shall be selected by Landlord and be reasonably satisfactory to Tenant) dated not more than thirty (30) days prior to such request, setting forth in substance as follows:

                           that the sum then requested to be withdrawn either
                  has been paid by Landlord, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who shall have rendered services or furnished materials for the Condemnation Restoration therein specified; the names of such persons; a brief description of such services and materials and the several amounts to be paid or due to each of such persons; and a statement that none of the cost of the services and material described in the certificate has been or is being made the basis, in any previous or then pending request, for a payment under this Section, and that the sum then requested does not exceed the value of the services and materials described in the certificate:

                           that, except for the amount, if any, stated (pursuant
                  to the foregoing paragraph (1) of subsection (a)) in such certificate to be due for services or materials, there is not outstanding any indebtedness known to the person signing such certificate which is then due for labor, wages, materials, supplies or services in connection with the Condemnation Restoration which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialmen's lien upon the Demised Premises or any part thereof except for the following claims and disputes: (list same); and

                           that the cost and any amounts due and under dispute
                  under paragraph (2) of subsection (a) above, as estimated by the persons signing such certificate, of the Condemnation Restoration, does not exceed the insurance proceeds remaining in the bank account after payment of the sum requested in such certificate.

                  Upon compliance with the foregoing provisions of this Section, the first mortgagee or Landlord shall be authorized by Tenant, whose approval shall not be unreasonably delayed, withheld or conditioned but whose approval shall be deemed approved five (5) days after delivery of any such request, out of such award, to pay or cause to be paid to Landlord or to the persons named (pursuant to paragraph (1) of subsection (a) of this Section) in such certificate the respective amounts stated therein to have been paid by Landlord or to be due to them, as the case may be. If such award shall be more than sufficient to pay the entire cost of the Condemnation Restoration, the excess shall be the property of Landlord.

                  Section 8.05. If during the Term any part of the Demised Premises is taken, the Basic Rent payable hereunder shall be adjusted as of the date of such taking pursuant to agreement to be reached between the parties based upon the diminishment of the economic value of the Demised Premises as a result of such taking. If the parties are unable to agree on such adjustment to the Basic Rent, the matter shall be submitted to arbitration pursuant to the Arbitration Procedure.

                  Section 8.06. If there shall be a condemnation of a part of the Demised Premises and this Lease shall not be terminated and the parties are unable to agree on an adjustment to the Basic Rent within 3 months of such taking, or if Landlord and Tenant are unable to agree on the fair and reasonable market value of the Demised Premises pursuant to Article 28 hereof, then the determination of the fair and reasonable market rental value of the Demised Premises shall be determined by arbitration in Boca Raton, Florida, in accordance with the rules, regulations and procedures (except as herein modified) of the American Arbitration Association or an organization which is the successor thereto ("AAA"), as follows (the "Arbitration Procedure"):

                  (a) The party invoking the arbitration procedure shall give a notice (the "Arbitration Notice") to the other party stating that the party sending the Arbitration Notice desires to meet within five (5) days to attempt to agree on a single arbitrator to determine the matter in dispute (the "Arbitrator"). If Landlord and Tenant have not agreed on the Arbitrator within ten (10) days after the giving of the Arbitration Notice, then either Landlord or Tenant, on behalf of both, may apply to the local office of the AAA for appointment of the Arbitrator. If the AAA shall fail refuse or be unable to act such that the Arbitrator is not appointed by the AAA within thirty (30) days after application therefor, then either party may apply to the Circuit Court of Palm Beach County, Florida (or any other court having jurisdiction and exercising functions similar to those now exercised by said court) (the "Court") for the appointment of the Arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed, by the agreement of the parties, by appointment by the AAA or by appointment by the Court, is referred to herein as the "Appointment Date." If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the same manner as the original Arbitrator.

                  (b) The arbitration shall be conducted in accordance with the then prevailing rules of the AAA, modified as follows:

                           To the extent that the laws of the State of Florida
                  impose requirements different than those of the AAA in order for the decision of the Arbitrator to be enforceable in the courts of the State of Florida, such requirements shaft be complied with in the arbitration.

                           The Arbitrator shall be disinterested and impartial,
                  shall not be affiliated with Landlord or Tenant and, in the case of an arbitration as to Extended Term Market Rental (as defined in Section 28.01(a)(ii)), shall be an MAI appraiser with at least ten (10) years' experience in the determination of fair market rentals in comparable buildings in the Boca Raton, Florida region.

                           Before hearing any testimony or receiving any
                  evidence, the Arbitrator shall, be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to Landlord and Tenant.

                           Within ten (10) days after the Appointment Date,
                  Landlord and Tenant shall deliver to the Arbitrator two (2) copies of their respective written determinations of the matter in dispute (each, a "Determination"), together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. After the submission of any Determination, the submitting party may not make any additions to or deletions from, or otherwise change, such Determination or the affidavits, appraisals, reports and other written evidence delivered therewith. If either party fails to so deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the matter in dispute. If each party submits a Determination within the ten
                  (10) day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party's Determination to the other party.

                           If the matter in dispute has not been determined
                  pursuant to clause (iv) of this subparagraph (b), then not less than three (3) days nor more than fifteen (15) days after the earlier to occur of (A) the expiration of the ten (10) day period provided for in clause (iv) of this subparagraph (b) or
                  (B) the Arbitrator's receipt of both of the Determinations from the parties (such earlier date is referred to herein as the "Submission Date"), and upon not less than three (3) days' notice to the parties, the Arbitrator shall hold at least one (but may hold more) hearings with respect to the determination of the matter. The hearings shall be held in Boca Raton, Florida at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The

                  Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, provided that in all events all hearings with respect to the determination of the dispute shall be concluded not later than twenty (20) days after the Submission Date.

                           Except as otherwise provided in clause (v) of this
                  subparagraph (b), where a matter in dispute involves the determination of a liquidated amount, such as the amount of Extended Term Market Rental, the Arbitrator shall be instructed, and shall be empowered only, to select as the resolution to the dispute that one of the Determinations which the Arbitrator believes is the more accurate determination of such amount. Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease or either of the Determinations.

                           The Arbitrator shall render his or her determination
                  as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to Landlord and Tenant, within ten (10) days after the earlier to occur of (A) his or her determination of the dispute pursuant to clause (iv) of this subparagraph (b) or (B) the conclusion of the hearing(s) required by clause (v) of this subparagraph.

                  (c) The arbitration decision, determined as provided in this Article, shall be conclusive and binding on the parties, shall constitute an "award" by the Arbitrator within the meaning of the AAA rules and applicable law and judgment may be entered thereon in any court of competent jurisdiction.

                  (d) Each party shall pay its own fees and expenses relating to the arbitration (including, without limitation, the fees and expenses of its counsel and of experts and witnesses retained or called by it). Each party shall pay one-half (1/2) of the fees and expenses of the AAA and of the Arbitrator, provided that (i) the Arbitrator shall have the authority to award such fees and expenses in favor of the prevailing party and (ii) if either party fails to submit a Determination within the period provided therefor, such nonsubmitting party shall pay all of such fees and expenses.

                  Section 8.07. In event of any temporary requisition, as provided in (B) of Section 8.03 of this Lease, the entire net award or compensation received by Landlord shall be paid over directly to Tenant if no Event of Default exists under this Lease. If such taking shall be for a period extending beyond the Term of this Lease, such award shall be allocated to the period of taking and paid to Tenant for the part of the Term taken and the balance paid to Landlord.

                  Section 8.08. All amounts paid pursuant to any agreement with any condemning authority made in settlement of any condemnation or other eminent domain Proceeding affecting the Demised Premises shall be deemed to constitute an award made in such Proceeding.

                                   ARTICLE 9

                                Unavoidable Delay

                  Section 9.01. If, by reason of unavoidable delay, Tenant shall be unable to fit its obligations (other than its obligation to pay Basic Rent and Additional Charges and any other monetary obligations) under this Lease or shall be unable to supply any service or perform any act which Tenant is obligated to supply or perform, this Lease shall in no way be affected, impaired or excused and Tenant shall not be deemed in breach hereof except as otherwise expressly set forth to the contrary herein.

                  Section 9.02. If, by reason of unavoidable delay, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service or perform any act which Landlord is obligated to supply or perform, this Lease and Tenant's obligation to pay rent hereunder shall in no way be affected, impaired or excused and Landlord shall not be deemed in breach hereof except as otherwise expressly set forth to the contrary herein.

                                   ARTICLE 10

                                  Improvements

                  Section 10.01. Tenant shall have no right to remove any of the Building machinery, equipment or fixtures from the Demised Premises except to the extent provided in Sections 10.02 and 11.05.

                  Section 10.02. Upon the expiration or earlier termination of the term of this Lease, all Improvements then located on the Demised Premises shall, with the Demised Premises, be vacated and surrendered by Tenant to Landlord, and Tenant agrees to execute and deliver to Landlord such deeds, assignments or other instruments of conveyance (collectively, the "Instruments of Conveyance") as Landlord may deem reasonably necessary to evidence such transfer of title to Landlord. The Instruments of Conveyance shall include an assignment by Tenant of all of Tenant's right, title and interest as landlord in and to all subleases affecting the Demised Premises. All Improvements constructed or caused to be constructed by Tenant shall be of a quality appropriate for first class office buildings in the Boca Raton, Florida area.

                                  ARTICLE 11

                       Maintenance and Repairs, Utilities

                  Section 11.01. Except as otherwise expressly provided herein, throughout the Term, Tenant shall, at its sole cost and expense, take good care of the Demised Premises, including, without limitation, all alleyways and passageways and the sidewalks, curbs, vaults, fences, landscaping and paved areas constituting part of the Demised Premises, and keep the same in good order and condition, ordinary wear and tear and obsolescence excepted, and make all necessary repairs thereto, interior and exterior, ordinary and extraordinary, foreseen and unforeseen. When used in this Article, the term "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments, and any rebuilt, additional or substituted buildings, structures, facilities and other improvements. All repairs made by Tenant shall be equal in quality and class to the original work if an excavation she be made upon land adjacent to or under the Improvements, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter the Demised Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Improvements from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

                  Section 11.02. The necessity for and adequacy of repairs to and maintenance of the Improvements pursuant to this Article shall be measured by the standard which is appropriate for first class office buildings in the Boca Raton, Florida area.

                  Section 11.03. Except as otherwise expressly provided in the Lease, Landlord shall not be required to furnish any services, facilities or utilities or to make any repairs or alterations in or to the Demised Premises, Tenant hereby assuming the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises.

                  Section 11.04. With respect to repair and maintenance of the Demised Premises, Landlord and Tenant hereby agree as follows:

                           (a) Subject to the provisions of Article 7 of this
                  Lease, Landlord at its expense shall except for such structural repairs caused or necessitated by any act (other than normal wear and tear) or negligence of Tenant, make all structural repairs as and when needed in or about or to the Improvements together with the repair of any damage to the Improvements caused by the performance of such structural repairs. Structural repairs shall be deemed to include, without limitation, any and all repairs required to maintain the roof of the Building in good condition. Tenant shall cooperate with Landlord in keeping all unauthorized persons from gaining access to the roof Tenant shall not permit any activity or work that may, directly or indirectly, penetrate the roof and the roof membrane of the Building.

                           (b) Tenant agrees that Tenant shall, at Tenant's
                  sole cost and expense, retain and contract with an elevator maintenance contractor approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) to maintain all the elevators in the Demised Premises in good working order and condition. The obligations and responsibilities to be undertaken by such elevator contractor shall be limited to the services set forth in Schedule D attached hereto and made a part hereof Landlord, at its expense, shall be responsible for making any repairs to the elevators in the Demised Premises which are not within the services provided by Tenant's elevator contractor in accordance with Schedule D.

                           (c) Tenant shall throughout the term hereof, at
                  Tenant's sole cost and expense, maintain the Building heating, ventilation and air-conditioning equipment and system (hereafter referred to as the "HVAC System") in good working order and repair, including, without limitation, the retention and contracting with an HVAC maintenance contractor approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, to so maintain the HVAC System. Tenant shall, except as hereinafter in this subsection 11.04(c) or subsection 11.04(f) provided, at Tenant's expense, be responsible for all repairs, maintenance and, if required, replacements of and to the HVAC System. Notwithstanding the foregoing, Landlord shall, unless the need therefor results from the misuse, abuse of or failure to properly maintain (pursuant to Schedule D) the HVAC System (or any part thereof) by Tenant or its agents, employees, contractors or invitees, be responsible for the replacement if any, with new comparable equipment of any compressor, condenser, pumps, cooling tower, dehumidifier, evaporative coolers, roof ventilation fans, electronic air cleaners, fans, and systems control units comprising a part of the HVAC System. All other repairs, maintenance and replacement of the HVAC System and all repairs, maintenance and replacement of any supplemental HVAC equipment or system installed by Tenant or at Tenant's expense in the Demised Premised shall be solely the responsibility of Tenant at Tenant's sole cost and expense.

                           (d) Tenant shall throughout the Term, at Tenant's
                  sole cost and expense, retain and contract with a boiler maintenance and repair contractor approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, to maintain the boiler serving the Building in good working order and condition. The obligations and responsibilities to be undertaken by such aforesaid boiler contractor shall include, without limitation, the services set forth on Schedule E attached hereto and made a part hereof. Tenant shall at Tenant's expense, be responsible for all repairs, maintenance and, if required, replacements of and to such boiler and the equipment relating thereto, except for such repairs or replacements during the Term as may be necessitated by a latent defect in (i) the boiler or (ii) Landlord's installation of the boiler, in which event the repairs and replacements shall be made by Landlord at Landlord's expense.

                           (e) Landlord shall make available for the benefit of
                  Tenant all guarantees and warranties that Landlord received in connection with the construction of the Improvements, the equipment installed therein and Landlord's Work (as such term is defined in the Construction Agreement), and Landlord agrees to cooperate with Tenant, at Tenant's sole cost and expense, to obtain the benefits of such guarantees and warranties; provided, however, that the foregoing shall in no way relieve Landlord of its obligations set forth in this
                  Section 11.0.4 or elsewhere in this Lease.

                  Section 11.05. Tenant will not do, permit or suffer any waste, damages, disfigurement or injury to or upon the Demised Premises or any part thereof with the prior written approval of the Landlord, which approval shall not be unreasonably withheld or delayed, Tenant shall have the right at any time and from time to time to sell or dispose of any budding machinery, equipment or fixtures subject to this Lease which may have become obsolete or unfit for use or which is no longer useful, necessary or profitable in the conduct of Tenant's business; provided, however, that Tenant shall have substituted or shall promptly substitute for the property so removed from the Improvements other building machinery, equipment or fixtures not necessarily of the same character but at least of equal quality and utility in the performance of the particular function in question as that of the property so removed unless, in Tenant's reasonable opinion as set forth in written notice to Landlord, the property so removed was performing an obsolete function and replacement thereof is not necessary or appropriate to maintain the operation or character of the Demised Premises, its use and occupancy by subtenants or its overall value without impairment. Without the prior written approval of Landlord, Tenant may at any time and from time to time sell or dispose of any building machinery, equipment or fixtures subject to this Lease which may have become obsolete or unfit for use or which is no longer useful necessary or profitable in the conduct of Tenant's business, which machinery, equipment or fixtures do not exceed Twenty Thousand Dollars ($20,000.00) in cost in any one year, so long as Tenant shall have substituted the removed and/or replaced machinery, equipment or fixtures as hereinabove provided.

                  Section 11.06. Tenant shall contract directly for and be responsible for all charges for electricity, gas, water, sewer, heat, power, telephone or other communication devices and all other utilities or services supplied to the Demised Premises and the cost of repair, maintenance, replacement, and reading of any meters measuring Tenant's consumption thereof Tenant expressly agrees that Landlord shall not be responsible for the failure of supply to Tenant, of any of the aforesaid or any other utility services.

                                   ARTICLE 12

                           Alterations and Additions

                  Section 12.01. Tenant shall make no alterations, installations, additions, substitutions or improvements (hereinafter sometimes collectively referred to as "Alterations"), whether or not the same shall constitute waste, in or to the Demised Premises without Landlord's prior written consent, except that Landlord's consent shall not be required for Alterations to the interior of the Improvements, provided that (i) neither the outside appearance nor the roof facade or structural integrity of the Improvements shall be affected and (ii) the proper functioning or basic design of any of the mechanical, electrical, heating, ventilating or air conditioning and other systems of the improvements shall not be adversely affected or adversely modified. Landlord shall not unreasonably withhold or delay its consent to Alterations (a) physically affecting any part of the Demised Premises exclusive of the Improvements, (b) which will not adversely affect the structural integrity of the Improvements, or (c) which do not affect the roof of the Improvements. Prior to the commencement of any Alterations, Tenant will give Landlord written notice thereof together with plans and specifications for the work (if plans and specifications are customarily prepared for such work), and will otherwise comply with the provisions of this Article 12. Tenant shall promptly pay all costs and expenses incurred in connection with each such addition, alteration, removal or substitution and shall discharge any and all liens filed against the Demised Premises arising out of each thereof Tenant shall procure and pay for all permits and licenses required in connection with any such addition, alteration, removal or substitution. All Alterations constructed or caused to be constructed by Tenant shall be of a quality appropriate for first class office buildings in the Boca Raton, Florida area.

                  Provided, however, notwithstanding anything contained herein to the contrary, Tenant shall have the right, prior to occupancy of the Demised Premises, to make the alterations described on Exhibit "B" of this Lease, without the prior written consent of the Landlord.

                                  ARTICLE 13

                    Compliance with Legal Requirements, Use

                  Section 13.01. (a) Tenant shall during the Term, at its sole cost and expense, promptly comply with all Legal Requirements which may be applicable to the Demised Premises or to the manner or use or occupancy thereof Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and other insurance at any time in force with respect to the Demised Premises.

                  (b) Notwithstanding any language to the contrary contained herein, in the event that Tenant's compliance with any Legal Requirements or any direction of any public officer shall require any capital improvement, any material capital construction improvement or structural alteration (including without limitation any alteration relating to the facade, roof or sprinkler system and any such improvement or alteration is hereinafter referred to as a "Structural Alteration") of the Improvements, unless such Structural Alteration is required by reason of a condition other than the use of the Building for general executive and administrative offices or, with respect to the Parking Area, for parking purposes, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder (including Tenant's failure to maintain the Demised Premises as provided in Article 12), Landlord shall reimburse to Tenant all of the costs of any such Structural Alteration upon Landlord's receipt of paid invoices therefore.

                  (c) Notwithstanding any language to the contrary contained in
Section 13.01 (b), any Structural Alteration required by reason of a breach by Landlord of any of its covenants and agreements hereunder shall be made by Landlord at Landlord's sole cost and expense.

                  (d) In the event that Landlord shall fail to pay to Tenant any amounts owing to Tenant pursuant to this Section 13.01 within twenty (20) days after the date due, Tenant may offset, after five (5) Business Days' notice by Tenant to Landlord of its intention to do so, the amount owed, together with interest thereon computed at the Default Rate from the due date until the date Tenant offsets such amount against the next installments of Basic Rent or Additional Charges due hereunder.

                  Section 13.02. Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings, in the name of Tenant or Landlord or both, at Tenant's sole cost and expense, the validity of any Legal Requirement of the nature referred to in Section 13.01 of this Lease. If by the terms of any such Legal Requirement compliance therewith may legally be held in abeyance without incurring any lien, charge or liability of any kind against the Demised Premises, and without subjecting Tenant or Landlord to any fines, penalties or other liability (including forfeiture of the estate of Landlord or Tenant in the Demised Premises) for failure to comply therewith, Tenant may postpone compliance until the final determination of any such proceedings, provided that all proceedings shall be prosecuted with due diligence. Landlord shall also have the right to contest the validity of any such Legal Requirement in the event Tenant elects not to do so and so long as the aforesaid conditions shall be met.

                  Section 13.03. Tenant shall not cause or maintain or permit to be caused or maintained any nuisance in or upon the Demised Premises. Tenant shall not suffer or permit the Demised Premises, or any portion thereof, to be used by the public, as such, in any way as would impair Landlord's title thereto.

                  Section 13.04. Tenant shall use and occupy the Demised Premises for general office uses and related uses incidental thereto as shall be reasonably required by Tenant in the operation of its business and as are consistent with a first class office building in Boca Raton, Florida.

                  Section 13.05. (a) Throughout the Term, Tenant shall not undertake or permit any Environmental Activity (as defined below) other than
(i) in compliance with all applicable Legal Requirements, (ii) as is customary for general office tenants in first-class office buildings in Boca Raton, Florida and (iii) in such a manner as shall keep the Demised Premises free from any lien imposed pursuant to any Legal Requirement in respect of such Environmental Activity. Tenant shall implement and maintain a program to ensure that any Environmental Activity undertaken or permitted at the Premises is undertaken in a manner as to provide prudent safeguards against potential risks to human health or the environment. Tenant shall notify Landlord within 24 hours of Tenant's actual knowledge of the release of any Hazardous Materials (as hereinafter defined) from or at the Demised Premises which could form the basis of any claim, demand or action by any party. Landlord shall have the right from time to time, at reasonable times and upon reasonable prior notice, to conduct an environmental audit of the Demised Premises and Tenant shall cooperate in the conduct of such environmental audit. If Tenant shall breach the covenants provided in this Section 13.05, then, in addition to any other rights and remedies which may be available to Landlord under this Lease or otherwise at law, Landlord may require Tenant to take all actions, or to reimburse Landlord for the costs of any and all actions taken by Landlord as are necessary or reasonably appropriate, to cure such breach. Tenant agrees, to the extent not covered by the proceeds of insurance paid to Landlord, to indemnify and save harmless Landlord from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees which may be imposed upon or incurred by or asserted against Landlord with respect to any Environmental Activity of Tenant (except to the extent the same arises from any act, omission or negligence of Landlord, its contractors, licensees, agents, servants, employees, invitees or visitors), by reason of any of the following occurring during the Term: (a) any work or thing done in, on or about the Demised Premises or any part thereof by Tenant or any agent, contractor, employee, servants, licensee, invitee or visitor of Tenant,
(b) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof; and (c) any negligence of Tenant or any agent, contractor, employee, licensee (other than Landlord) or invitee of Tenant. For purposes of this Section 13.05, "Environmental Activity" means any use, storage, installation, existence, release, threatened release, discharge, generation, abatement, remove disposal, handling or transportation from, under, into or on the Premises of (A) any "hazardous substance" as defined in ss. 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601(14), as amended; (B) petroleum, crude oil or any fraction thereof natural gas or synthetic gas used for fuel; and (C) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under the laws of the State of Florida or any other Legal Requirements (the materials described in clauses (A) through (C) above are collectively referred to herein as "Hazardous Materials"). The obligations of Tenant under this Section 13.05 shall survive the expiration or sooner termination of this Lease.

                  (b) Landlord represents that, to the best of Landlord's knowledge, there are no Hazardous Materials present at or in the Demised Premises the nature, concentration or condition of which violates any Legal Requirement. If, at any time during the term of this Lease, Landlord becomes aware that the foregoing representation was inaccurate in any material respect, Landlord shall take all actions necessary, at its sole cost and expense, to correct any condition or conditions the existence of which renders such representations inaccurate. Landlord agrees, to the extent not covered by the proceeds of any insurance paid, to indemnify and save harmless Tenant from and against any and all liabilities, obligations, damages, penalties, claim, costs, charges and expenses, including reasonable attorneys' fees which may be imposed upon or incurred by or asserted against Tenant with respect to any Environmental Activity of Landlord (except to the extent the same arises from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors), by reason of any of the following having occurred prior to or during the Term: (a) any work or thing done in, on or about the Demised Premises or any part thereof by Landlord or any agent, contractor, employee, servants, licensee, invitee or visitor of Landlord, (b) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof, and (c) any negligence of Landlord or any agent, contractor, employee, licensee (other than Tenant) or invitee of Landlord.

                                   ARTICLE 14

                               Discharge of Liens

                  Section 14.01. In the event that the Demised Premises or any part thereof or Tenant's leasehold interest therein shall, at any time during the Term, become subject to any vendor's, mechanic's, laborer's, materialman's or other lien, encumbrance or charge because of the negligence of or action or nonaction of Tenant or its representatives, Tenant shall cause the same, at its sole cost and expense, to be discharged, by payment, bonding, deposit or otherwise, within thirty (30) days after notice thereof. Notwithstanding the foregoing provisions of this Section 14.01, Tenant will not be required to discharge any mechanic's, laborer's or materialmen's lien which does not encumber Landlord's interest in the Demised Premises if Tenant is in good faith contesting the same and has furnished a cash deposit or a security bond or other such security satisfactory to Landlord in an amount sufficient to pay such lien with interest and penalties.

                  Section 14.02. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any work, labor or services or the furnishing of any materials for any mechanic's, laborer's, materialman's or other lien, encumbrance or charge against the Demised

Premises or any part thereof nor as giving Tenant any right power or authority to contract for or permit the rendering of any services or the furnishing of materials that would give rise to the filing of any lien against the Demised Premises or any part thereof. Notice is hereby given, and Tenant will cause all agreements it enters into for construction to provide, that Landlord will not be liable for any work performed or to be performed at the Demised Premises for Tenant or any subtenant or for any materials furnished or to be furnished at the Demised Premises for any of the foregoing, and that no mechanic's or other lien for such work or materials will attach to or affect the estate or interest of Landlord in and to the Demised Premises or any part thereof. Landlord shall have the right at all reasonable times to post and keep posted on the Demised Premises any notices that may be provided by law which Landlord may deem necessary for the protection of Landlord and the Demised Premises from such liens.

                  Section 14.03. Tenant has and will have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the estate or assets of Landlord or of any interest of it in the Premises, notwithstanding anything herein to the contrary. Tenant shall strictly comply with the provisions of Chapter 713, Florida Statutes, and shall give each contractor performing work or providing materials or equipment to the Demised Premises with the notices hereof.

                                   ARTICLE 15

                        Right of Performance, Abatement

                  Section 15.01. Landlord shall have the right at any time, after fifteen (15) days' written notice to Tenant (or with telephonic notice in case of emergency or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment or perform any act required by Tenant under this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorneys' fees. Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant, and the exercise of the right so to do shall not constitute a release of any obligation or a waiver of any default.

                  Section 15.02. All payments made by Landlord and all reasonable costs and expenses incurred by Landlord, including but not limited to reasonable counsel fees, in connection with any exercise of such right, together with interest at the Default Rate from the respective dates of the making of such payments or the incurring of such costs and expenses, shall be payable to Landlord by Tenant within ten (10) days after demand.

                  Section 15.03. If Landlord shall default in the observance or performance of any term or covenant on Landlord's part to be observed or performed under or by virtue of any of the terms or provisions of this Lease,
(a) Tenant may remedy such default for the account of Landlord, immediately and with telephonic notice in case of emergency, or in any other case only provided that Landlord shall fail to remedy such default after Tenant shall have notified Landlord in writing of such default and Landlord shall not have cured such default within fifteen (15) days after such notice or in the case of a default which cannot with due diligence be cured within a period of fifteen
(15) days if Landlord shall not within said fifteen (15) day period have instituted steps to remedy the situation and thereafter diligently prosecuted the same to completion; and (b) if Tenant makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Default Rate from the respective dates of the making of such payments or incurring of such costs and expenses, shall be paid by Landlord to Tenant upon rendition of a bill to Landlord therefor within ten
(10) days. If Landlord shall fail to pay such sums to Tenant within ten (10) days after rendition of a bill therefor, then Tenant may offset such amount against the rent payable under this Lease. Any dispute with respect to sums Tenant claims are owed by Landlord under this Section 15.03 (whether or not such sums have been offset against rent) shall be resolved by arbitration in accordance with the provisions of Section 8.06 hereof and any sums which are determined to be owing by Landlord to Tenant in such arbitration proceeding, shall be paid to Tenant with interest thereon calculated at the Default Rate for the period from the due date until the date of payment thereof and any sums which are determined to be owing by Tenant to Landlord in such arbitration proceeding, shall be paid to Landlord with interest thereon calculated at the Default Rate for the period from the date due until the date of payment thereof. All the offset rights expressly granted to Tenant pursuant to the provisions of the Lease are hereby deemed granted to Tenant pursuant to this Article 15.

                  Section 15.04. No remedy to which Tenant may resort under this Lease shall be exclusive of any other remedies or means of redress to which Tenant may lawfully be entitled at any time and Tenant may invoke any remedy allowed at law or in equity except as Tenant may be specifically restricted pursuant to the provisions of this Lease.

                  Section 15.05. No remedy to which Landlord may resort under this Lease shall be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, no election by Landlord to pursue any remedy will prevent Landlord from simultaneously or subsequently pursuing any other remedy, except as Landlord may be specifically restricted pursuant to the provisions of this Lease or at law or in equity, and Landlord may invoke any remedy allowed at law or in equity except as Landlord may be specifically restricted pursuant to the provisions of this Lease.

                  Section 15.06. If the Demised Premises shall be rendered untenantable for a period of five (5) consecutive days by reason of Landlord's failure or inability to supply any service or perform any act which it is obligated to supply or perform under this Lease and provided that during such period of untenantability Tenant actually discontinues its use of five (5%) percent or more of the rentable area of the Building for the conduct of its business, then unless such cessation of services is caused by the negligence or intentional or wrongful act or omission of Tenant, its agents, employees, contractors or invitees, (a) the Basic Rent and Additional Charges payable pursuant to this Lease shall abate for the remainder of any such period of untenantability in an amount proportionate to the rentable area of the Building which Tenant has discontinued using, and (b) if such period of untenantability shall continue for twenty (20) consecutive days, Tenant shall have the right to terminate this Lease upon fifteen (15) days prior notice to Landlord, which notice shall be given during the thirty (30) days following the expiration of such twenty (20) day period, and unless prior to the expiration of the fifteen
(15) day notice period Landlord shall restore such service or perform such act, this Lease shall terminate upon the expiration of such fifteen (15) day notice period and all further obligations of the parties hereunder shall end except those obligations which expressly survive the expiration or termination of this Lease.
                                   ARTICLE 16

                               Entry by Landlord

                  Section 16.01. Subject to reasonable security regulations generally applicable to the Tenant's use of the Demised Premises, at any time during Tenant's regular business hours, Landlord, through its agents or employees, shall have the right to enter the Demised Premises to inspect the Demised Premises and to exhibit the same to prospective purchasers or mortgagees.

                                  ARTICLE 17

                           Assignment and Subletting

                  Section 17.01. Subject to the terms and conditions set forth herein and Landlord's right of first offer, as hereinafter provided, Tenant may assign its interest under this Lease, or sublet the Demised Premises or a part thereof or grant easements, licenses, rights-of-way and other rights and privileges in the nature of easements with respect to the Demised Premises without Landlord's consent. No assignment or sublease shall affect or reduce any obligations of Tenant or rights of Landlord hereunder (including Landlord's rights under Article 20 in case of default), and all obligations of Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, to the same extent as though no assignment or subletting had been made. Notwithstanding the preceding sentence, Tenant shall be released from any further obligations and liabilities under the Lease in connection with an assignment of the Lease if Tenant shall have provided Landlord with financial statements of such assignee that show to Landlord's reasonable satisfaction that such assignee has the financial ability to meet its obligations under the Lease, taking into consideration the Basic Rent, the

Additional Charges and the Lease Years, remaining under the Term, such assignment does not result in a less credit worthy tenant than W.R. Grace & Co.-Conn, based upon commercially reasonable standards, and such assignee agrees in writing to assume all of the obligations of Tenant under the Lease. Tenant shall within ten ( 10) days after the execution and delivery of any such assignment, deliver a conformed copy thereof to Landlord, and within ten (10) days after the execution and delivery of any such sublease shall give notice to Landlord of the existence and term of such sublease and of the name and address of the Subleases.

Provided, however, in the event that Tenant desires to assign this Lease, or sublease all or a portion of the Premises to another party or parties, Tenant shall first provide to Landlord thirty (30) days advance written notice of Tenant's bona fide intent to assign the Lease or to sublet all or any part of the Premises. Landlord shall have the right, at its option, during said thirty
(30) day period, to (a) release Tenant from this Lease or the portion thereof to be sublet, as the case may be, or (b) sublet all or any part of the Premises from Tenant at the same rental Tenant is paying Landlord, with the right to further sublease such space, provided, however, so long as the Tenant remains liable on this Lease, any rent received as a result of a sublease in excess of the rent otherwise due and payable hereunder shall belong to the Tenant. Provided, further, no sublease shall be made if it results in an occupancy of more than six (6) tenants (including the Tenant) in the Premises.

                  Section 17.02. During the Term neither this Lease nor the term hereby demised shall, without Landlord's prior written consent (not to be unreasonably withheld, delayed or conditioned), be mortgaged by Tenant, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Demised Premises or the rentals payable thereunder, without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Any such mortgage shall be made to an institutional lender and shall be made pursuant to the terms hereof shall be a "Permitted Mortgage."

                  Section 17.03. Any violation of any provision of this Lease, whether by Act or omission, by any assignee, subtenant or undertenant, shall be deemed a violation of such provision by the Tenant, it being the intention and meaning of the parties hereto that the Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all assignees, subtenants and undertenants. If this Lease be assigned, Landlord may and is hereby empowered to collect rent from the assignee. If the Demised Premises or any part thereof be underlet or occupied by any person or corporation other than Tenant, Landlord, in the event of the occurrence of an Event of Default, may, and is hereby empowered to, collect rent from the undertenant or occupant. In either of such events, Landlord may apply the net amount received by it to the Basic Rent and the Additional Charges, and such collection shall not be deemed a waiver of the covenant of Tenant against mortgaging or pledging this Lease, or the acceptance of such assignee, undertenant or occupant as Tenant under this Lease, or a release of Tenant from the performance of the covenants herein contained on the part of Tenant to be performed.

                                   ARTICLE 18

                                Quiet Enjoyment

                  Section 18.01. Landlord covenants that if, and so long as, Tenant is not in default under this Lease beyond any applicable grace period, Tenant shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the Term, without hindrance or molestation by Landlord or by any other person or persons claiming under or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

                                   ARTICLE 19

             Indemnification of Landlord; Indemnification of Tenant

                  Section 19.01. Tenant will to the extent not covered by the proceeds of any insurance procured by Tenant for the benefit of Landlord paid, indemnify and save harmless Landlord from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, resulting from death or personal injury or damage to property, which may be imposed upon or incurred by or asserted against Landlord (except to the extent the same arises from any act, omission or negligence of Landlord, its contractors, licensees, agents, servants, employees, invitees or visitors, the breach by Landlord of its representations or the breach by Landlord of its obligations under this Lease) by reason of any of the following occurring during the Term:

                           (a) any work or thing done in, on or about the
                  Demised Premises or any part thereof by Tenant or any agent, contractor, employee, servants, licensee, invitee or visitor of Tenant;

                           (b) any use, nonuse, possession, occupation,
                  condition, operation, maintenance or management of the Demised Premises or any part thereof;

                           (c) any negligence of Tenant or any agent,
                  contractor, employee, licensee (other than Landlord) or invitee of Tenant; and

                           (d) any incident, injury (including death at any
                  time resulting therefrom) or damage to any person or property occurring in, on or about the Demised Premises or any part thereof.

                  In the event that any action or proceeding shall be brought against Landlord by reason of any matter covered by this Section, Tenant, upon written notice from Landlord, will at Tenant's sole cost and expense resist or defend the same. To the extent of the proceeds received by Landlord under any insurance furnished or supplied to Landlord by Tenant, Tenant's obligation to indemnify and save harmless Landlord against the hazard which is the subject of such insurance shall be deemed to have been satisfied.

                  Section 19.02. Landlord will, to the extent not covered by the proceeds of any insurance paid, indemnify and save harmless Tenant from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, resulting from death or personal injury or damage to property, which may be imposed upon or incurred by or asserted against Tenant (except to the extent the same arises from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, the breach by Tenant of its representations or the breach by Tenant of its obligations under this Lease) resulting, directly or indirectly, from the negligence, willful misconduct or reckless acts of Landlord, its contractors, licensees, agents, servants, employees, invitees or visitors, by reason of any of the following occurring during the Term:

                           (a) any work or thing done in, on or about the
                  Demised Premises or any part thereof by Landlord or any agent, contractor, employee, servants, licensee, invitee or visitor of Landlord;

                           (b) any use, nonuse, possession, occupation,
                  condition, operation, maintenance or management of the Demised Premises or any part thereof.

                  In the event that any action or proceeding shall be brought against Tenant by reason of any matter covered by this Section, Landlord, upon written notice from Tenant, will at Landlord's sole cost and expense resist or defend the same. To the extent of the Proceeds received by Tenant under any insurance furnished or supplied to Tenant by Landlord, Landlord's obligation to indemnify and save harmless Tenant against the hazard which is the subject of such insurance shall be deemed to be satisfied.

                                   ARTICLE 20

                          Remedies in Case of Default

                  Section 20.01. If during the Term any one or more of the following acts or occurrences (any one of such occurrences or acts being hereinafter called an "Event of Default") shall happen:

                           (a) Tenant shall default in making the payment of
                  any installment of the Basic

                  Rent or the Additional Charges or any default curable by the payment of money, as and when the same shall become due and payable, and such default shall continue for a period of ten
                  (10) days after written notice from Landlord that such payment is due and unpaid; or

                           (b) Tenant shall default in the performance of or
                  compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by Tenant (other than any default curable by payment of money), and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within thirty (30) days, Tenant shall fail to proceed promptly (except for unavoidable delays) after the giving of such notice and with all due diligence to cure such default and thereafter to continuously prosecute the curing thereof with all due diligence (it being intended that as to a default not susceptible of being cured within thirty (30) days, the time within which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence); or

                           (c) Tenant shall file a voluntary petition in
                  bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidate of Tenant or of all or any substantial part of its properties or of all or any part of the Demised Premises; or

                           (d) if a court of competent jurisdiction enters a
                  decree or order for relief with respect to Tenant under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Tenant, or of any substantial part of its properties, or if such court decrees or orders the winding up or liquidation of the affairs of Tenant, or if Tenant files a petition or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law, or if Tenant consents to the institution or proceeding thereunder or to the filing of any such petition, or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant, or of any substantial part of its respective properties, or if Tenant fails generally to pay its respective debts as such debts become due, or if Tenant takes any action in furtherance of any action described in this subparagraph (d);

                  then, and in any such event, and during the continuance thereof, Landlord may at its option, then and thereafter notwithstanding the fact that Landlord may have any other remedy hereunder or at law or in equity by notice to Tenant, designate a date, not less than fifteen (15) days after the giving of such written notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate upon the date specified in such notice with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of the Term of this Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

                  Section 20.02. If this Lease is terminated as provided in
Section 20.01, or as permitted by law, Tenant shall peaceably quit and surrender the Demised Premises to Landlord, and Landlord may, without further notice, enter upon, reenter, possess and repossess the same by summary proceedings, ejectment or other legal proceeding, and again have, repossess and enjoy the same as if this Lease had not been made and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord at its option shall at any time, notwithstanding any other provision of this lease and any other remedies available to Landlord at law or in equity, be entitled to recover from Tenant (in lieu of all other claims for damages on account of such termination as and for liquidated damages) an amount equal to the excess of all rents reserved hereunder for the unexpired portion of the Term of this Lease, less the amount of rents, if any, the Landlord shall receive during such period from others to whom the Demised Premises may be rented. Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amounts shall be greater or less than the excess referred to above.

                  Section 20.03. Notwithstanding the foregoing provisions of this Article, if in any bankruptcy or like proceedings, whether voluntary or involuntary, or any other proceeding or filing of the type set forth in Section 20.01(c) hereof, no application is made and no relief is requested on behalf of Tenant for a reformation or recasting of this Lease or for any change, alteration, or modification of any of the agreements, terms, covenants, or conditions of this Lease, or to relieve Tenant with respect to the payment of Basic Rent or Additional Charges required by this Lease to be paid, or from the performance of any of the agreements, terms, covenants and conditions of this Lease on the part of Tenant to be performed and observed, and if any such receiver, trustee, assignee, or other similar custodian of Tenant's property shall pay any and all installments of Basic Rent and Additional Charges required by this Lease to be paid, as and when due, and shall comply with and faithfully perform all other agreements, terms, covenants, and conditions of this Lease on the part of the Tenant to be performed, then this Lease shall not be so terminated or otherwise affected but shall continue in full force and effect.

                  Section 20.04. Anything to the contrary contained in this
Article 20 notwithstanding, in the event Tenant shall offset any moneys (claimed to be owed to Tenant by Landlord) against the Basic Rent or Additional Charges payable by Tenant hereunder pursuant to the provisions of this Lease, and Landlord shall dispute Tenant's right to such offset or the amount thereof, Tenant shall not be deemed to be in default of this Lease by reason of such offset until such dispute is resolved and Tenant shall fail to pay any sum determined to be payable by Tenant to Landlord in the resolution of such dispute together with interest at the Default Rate after the expiration of ten
(10) days following such determination (whether by arbitration or otherwise).

                  Section 20.05. If Landlord re-enters and obtains possession of the Demised Premises, as provided in Section 20.02 of this Lease, following an Event of Default, Landlord shall have the right, without notice, to repair, or alter the Demised Premises in such manner as Landlord may reasonably deem necessary or advisable so as to put the Demised Premises in good order and to make the same rentable and shall have the right at Landlord's option, to re-let the Demised Premises or a part thereof, and Tenant shall pay to Landlord ten
(10) days after demand all expenses reasonably incurred by Landlord in obtaining possession, and in altering, repairing and putting the Demised Premises in good order and condition and in re-letting the same, including reasonable fees of attorneys and architects, and all other reasonable expenses or commissions, and Tenant shall pay to Landlord upon the Basic Rent payment dates following the date of such re-entry through and including the date set forth in Article 3 hereof for the expiration of the Term of this Lease in effect immediately prior to such re-entry the sums of money which would have been payable by Tenant as Basic Rent hereunder and Additional Charges on such Basic Rent payment dates if Landlord had not re-entered and resumed possession of the Demised Premises in addition to any past due amount of Base Rent and Additional Charges together with interest at the Default Rate, deducting only the net amount of rent, if any, which Landlord shall actually receive (after deducting from the gross receipts the expenses, costs and payments of Landlord which in accordance with the terms of this Lease would have been borne by Tenant) in the meantime from and by any reletting of the Demised Premises, and Tenant shall remain liable for all sums otherwise payable by Tenant under this Lease, including but not limited to the expenses of Landlord aforesaid, as well as for any deficiency aforesaid, and Landlord shall have the right from time to time to begin and maintain successive actions or other legal proceedings against Tenant for the recovery of such deficiency, expenses or damages or for a sum equal to any installments of the Basic Rent and the Additional Charges. In no event shall Landlord be responsible for or liable for failure to relet all or any portion of the Demised Premises. The obligation and liability of Tenant to pay the Basic Rent and the Additional Charges shall survive the commencement, prosecution, termination or completion of any action to secure possession of the Demised Premises and the termination of this Lease. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when this Lease would have expired had there not been any Event of Default. No receipt of monies by Landlord from Tenant after the termination of this Lease (or Tenant's right to possession), or after the giving of any notice of the termination of this Lease (unless such receipt cures the Event of Default which was the basis for the notice), will reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such monies collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder.

                                   ARTICLE 21

                     Additional Rights of Landlord; Waivers

                  Section 2l.01. No right or remedy conferred upon or reserved to Landlord or Tenant shall be exclusive of any other right or remedy and any right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof and the future receipt by Landlord of any installment of the Basic Rent or the Additional Charges with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as applicable. Landlord and Tenant shall be entitled to the extent permitted by applicable law to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease or to a decree compelling performance of any covenant, condition or provision of this Lease, to or to any other remedy allowed Landlord by law. Landlord's acceptance of any partial payment by Tenant will not constitute a waiver to enforce collection of the additional sums due it hereunder.

                  Section 21.02. In the case of an Event of Default during the Term, Tenant hereby waives and surrenders for itself and all those claiming under it (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Demised Premises or to have a continuance of this Lease for the Term after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the Term of this Lease as herein provided and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

                  Section 21.03. (a) If Tenant does not pay any Basic Rent or Additional Charges when the same is due upon demand by Landlord, Tenant shall pay interest on the unpaid amount(s) at the Default Rate from the due date(s) therefor until paid in full.

                  (b) If Tenant shall be in default in the performance of any of its obligations under this Lease and an action shall be brought for the enforcement thereof in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord the expenses reasonably incurred in connection therewith, including reasonable attorneys' fees. Otherwise in litigation between Landlord and Tenant, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

                  Section 21.04. Tenant hereby agrees that it will not, and will not have the right to, interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises unless the failure to do so would result in a waiver thereof.

                  Section 21.05. Tenant acknowledges that under this Lease, Tenant has no right to withhold or refuse the payment of Basic Rent or Additional Charges except as may be expressly provided in this Lease. If, nonetheless, Tenant shall refuse to pay Basic Rent or Additional Charges based on a claim that Tenant has a defense to the obligation to pay the same as specified herein, Tenant agrees that in the event that either party shall institute or maintain any action or proceeding including, without limitation, any arbitration in which it is to be determined whether or not Tenant in fact owes such Basic Rent or Additional Charges, Tenant shall, as a condition to its right to commence or maintain any such action or proceeding or to interpose as a defense to a claim by Landlord for such rent, pay the amount in dispute into the court having jurisdiction over such action or proceeding throughout the continuance of such action or proceeding so as to assure that if Landlord prevails in such action or proceeding the amount claimed by Landlord will be available to be paid to Landlord. This provision is not intended to be and shall not be deemed to be a waiver of any other right Landlord may have under this Lease or by law by reason of Tenant's default in the payment of Basic Rent or Additional Charges.

                  Section 21.06. If Tenant is in arrears in payment of Basic Rent or Additional Charges, Tenant waives the right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such Payments shall be credited.

                  Section 21.07. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE DEIMISED PREMISES, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY AND OTHER STATUTORY REMEDY WITH RESPECT THERETO.

                                   ARTICLE 22

                                    Notices

                  Section 22.01. Except as otherwise expressly provided elsewhere in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease (other than requests for services which may be given orally, provided such oral notice is reasonable under the circumstances) shall be in writing and shall be deemed sufficiently given or rendered if (a) delivered by hand (against a signed receipt), (b) sent by registered or certified mail (return receipt requested), (c) sent by courier service providing for overnight delivery, provided the sender shall obtain a written receipt for such delivery, or (d) sent by facsimile transmission with receipt acknowledged on the transmission, addressed:

                  In the case of Landlord:

                           Tyco International (US), Inc.
                           One Town Center Road
                           Boca Raton, Florida 33486
                           Attention: Lou Chiesa, Vice President

                  With copy to its General Counsel at the same address;

                  In the case of Tenant prior to occupancy of the Demised Premises at the above address and thereafter at:

                           W.R. GRACE & CO.-CONN.
                           1750 Clint Moore Road
                           Boca Raton, Florida 33431
                           Attention: Secretary
                           With copy to its General Counsel at the same address;

or to such other person(s) or address(es) as either Landlord or Tenant may designate (but not to exceed three additional persons) by notice given to the other in accordance with the provisions of this Article 22.

                  A copy of any notice sent by Landlord to Tenant or by Tenant to Landlord shall also be sent to any mortgagee at the address designated by such mortgagee by notice given by such mortgagee to Landlord and to Tenant.

                  Section 22.02. Any such bill, statement, consent, notice, demand, request for other communication shall be deemed to have been rendered or given (i) on the date when it shall have been hand delivered, unless such delivery was not on a Business Day or was after 5:00 p.m. on a Business Day, in which case delivery shall be deemed to have been rendered or given on the next Business Day, (ii) if mailed, on the date shown as received on the certified return receipt or on the date on which the post office deems delivery is impossible on such return receipt, (iii) the date delivered by a courier service providing for overnight delivery unless such delivery was not on a Business Day or was after 5:00 p.m. on a Business Day, in which case delivery shall be deemed to have been rendered or given on the next Business Day, or
(iv) the day transmitted by facsimile unless such transmission was not on a Business Day or was after 5:00 p.m. on a Business Day, in which case delivery shall be deemed to have been rendered or given on the next Business Day.

                                   ARTICLE 23

                                 Subordination

                  Section 23.01. (a) Landlord represents to Tenant that, as of the date hereof, there are no Superior Leases nor any Superior Mortgages. Simultaneously herewith, Landlord shall deliver to Tenant a Nondisturbance Agreement (as hereinafter defined) containing substantially the terms set forth in this Article 23, from the current mortgagee, and Tenant agrees to promptly execute and deliver same.

                  (b) Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called a "Superior Lease" and the lessor of a Superior Lease is herein called "Superior Lessor"; and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called a "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee." Provided that (i) a mortgagee shall execute and deliver to Tenant an agreement (any such agreement or any agreement of similar import from a Superior Mortgagee or a Superior Lessor described in Section 23.01(b)(ii), as the case may be, a "Nondisturbance Agreement"), in recordable form to the effect that as long as Tenant is not in default under this Lease beyond any applicable grace period, (v) Superior Mortgagee shall not name Tenant or any person claiming through or under Tenant as a party defendant to any action for foreclosure or other enforcement of its Superior Mortgage (unless required by law in which event no personal judgment will be taken against Tenant or any person claiming through or under Tenant), (w) this Lease shall not be terminated by Superior Mortgagee in connection with, or by reason of foreclosure or other proceedings for the enforcement of its Superior Mortgage, or by reason of a transfer of Landlord's interest under this Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (or similar device), (x) except as set forth in Section 23.02, the leasehold estate, possession and use of the Demised Premises in accordance with the terms of this Lease and all other rights and benefits of Tenant (and any person claiming through or under Tenant) under this Lease shall not be interfered with or disturbed by Superior Mortgagee or by reason of the subordination of this Lease to its Superior Mortgage or any foreclosure or other proceedings for the enforcement of its Superior Mortgage or any transfer of Landlord's interest under this Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (or similar device), (y) Tenant shall not be bound to perform any covenant contained in this Lease to a standard greater than that set forth in this Lease by virtue of the inclusion in the Superior Mortgage or other agreements between Landlord and such Superior Mortgagee of any such greater standard, and (z) such Superior Mortgagee shall not have any rights to approve, prohibit or consent to the exercise by Tenant of any of its rights under this Lease, except as expressly provided in this Lease, and (ii) a Superior Lessor shall execute and deliver to Tenant an agreement to the effect that as long as Tenant is not in default under this Lease beyond any applicable grace period,
(aa) Superior Lessor shall not name Tenant or any person claiming through or under Tenant as a party defendant in any action to terminate or otherwise enforce its Superior Lease (unless required by law in which event no personal judgment will be taken against Tenant or any person claiming through or under Tenant), (bb) this Lease shall not be terminated by Superior Lessor in connection with, or by reason of termination or other proceedings for the enforcement of its Superior Lease, or by reason of a transfer of Landlord's interest under this Lease pursuant to the taking of a deed or assignment in lieu of termination (or similar device); provided that in the event of the termination of this Lease as a matter of law upon the termination of such Superior Lease by reason of a default by Landlord as tenant thereunder, Tenant shall automatically become the tenant of Superior Lessor upon all of the terms of this Lease except as set forth in Section 23.02, (cc) except as set forth in Section 23.02, the leasehold estate, the possession and use of the Demised Premises in accordance with the terms of this Lease and all other rights and benefits of Tenant (and any person claiming through or under Tenant) under this Lease shall not be interfered with or disturbed by Superior Lessor or by reason of the subordination of this Lease to its Superior Lease or any proceedings for the termination or enforcement of its Superior Lease or any transfer of Landlord's interest under this Lease pursuant to the taking of a deed or assignment in lieu of termination (or similar device), (dd) Tenant shall not be bound to perform any covenant contained in this Lease to a standard greater than that set forth in this Lease by virtue of the inclusion in the Superior Lease or other agreements between Landlord and Superior Lessor of any such greater standard, and (ee) Superior Lessor shall not have any rights to approve, prohibit or consent to the exercise by Tenant of any of its rights under this Lease, except as expressly provided in this Lease, this Lease shall be subject and subordinate to all such Superior Mortgages and Superior Leases, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and, upon the execution and delivery of the applicable Nondisturbance Agreement, no further instrument of subordination shall be required to make the interest of any Superior Lessor or Superior Mortgagee superior to the interest of Tenant hereunder, however, Tenant shall execute and deliver promptly any certificate or instrument that Landlord or any Superior Lessor or Superior Mortgagee may reasonably request in confirmation of such subordination, which certificate or instrument shall be in recordable form, provided such certificate or instrument is consistent with the terms of this Lease and the Nondisturbance Agreement and not in derogation of the rights of Tenant hereunder or thereunder. Any Superior Mortgagee may elect that this Lease shall have priority over the Superior Mortgage that it holds and, upon notification to Tenant by such Superior Mortgagee, this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to or subsequent to the date of such Superior Mortgage. If, in connection with the financing of the Demised Premises, the Building, the Land, or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not increase Tenant's monetary obligations under this Lease, increase (except to a de minimus extent) Tenant's other obligations under this Lease or decrease (except to a de minimus extent) Tenant's rights under this Lease, Tenant shall make such modifications.

                  (c) Tenant will accept any Nondisturbance Agreement which is made, on the condition that, as long as such Superior Mortgagee or Superior Lessor or anyone claiming by, through, or under such Superior Mortgagee or Superior Lessor, as the case may be, including a purchaser at a foreclosure sale, shall not be the then defaulting Landlord or a Landlord affiliate, neither the Superior Mortgagee nor the Superior Lessor, as the case may be, nor anyone claiming by, through or under such Superior Mortgagee or Superior Lessor, as the case may be, including a purchaser at a foreclosure sale (all of the foregoing persons, other than Landlord or Landlord's affiliate, being collectively referred to herein as "Successor"), shall, upon becoming the Landlord hereunder by reason of foreclosure or other proceeding for the enforcement of its Superior Mortgage, or by reason of termination or other proceedings for the enforcement of its Superior Lease, or by reason of a transfer of Landlord's interest under this Lease pursuant to the taking of a deed or assignment in lieu of foreclosure (in the case of a Superior Mortgagee) or termination (in the case of a Superior Lessor) or similar device, be:

                           (i) liable for any act or omission of any prior
                  Landlord (including the then defaulting Landlord) except to the extent, and in such case only to the extent, that such act or omission constitutes a default which continues after the Successor succeeds to the interest of Landlord hereunder, or

                           (ii) bound by any amendment or modification of this
                  Lease (unless contemplated hereby) made (1) after notice to Tenant of the existence of the Superior Lease or the Mortgage in question, as the case may be, and (2) without the consent of such Superior Mortgagee or Superior

                  Lessor, or

                           (iii) except for any abatement, credit, offset,
                  setoff, defense or counterclaim specifically provided for in this Lease, subject to any abatement, credit, offset, setoff, defense or counterclaim which Tenant may have against any prior Landlord (including the then defaulting Landlord), or

                           (iv) bound by any payment, unless consented to by
                  such Mortgagee, Superior Lessor or Successor, of Basic Rent and Additional Charges which Tenant might have paid more than one (1) month in advance of its due date to any prior Landlord (including the then defaulting Landlord), unless such payment is actually received by Successor or with respect to Additional Charges, was placed in an escrow account and is available to Successor, or

                           (v) bound by any obligation to perform any work or
                  to make improvements to the Demised Premises except for repairs to the Demised Premises or any part thereof as a result of damage by fire or other casualty pursuant to
                  Article 7 but only to the extent that such repairs can be reasonably made from the net insurance proceeds made available to such Successor and (z) repairs to the Demised Premises as a result of a partial condemnation pursuant to
                  Article 8, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such Successor.

                  (d) if required by the Superior Mortgagee or the Superior Lessor, Tenant promptly shall join in any Nondisturbance Agreement to indicate its concurrence with the provisions thereof and its agreement set forth in
Section 23.02 to attorn to such Superior Mortgagee (in the event of a foreclosure of its Superior Mortgage) or Superior Lessor (in the event of a termination of its Superior Lease by reason of a default thereunder), as the case may be, as Tenant's Landlord hereunder. Tenant shall promptly so accept, execute and deliver any Nondisturbance Agreement proposed by any such Superior Mortgagee or Superior Lessor which conforms with the provisions of this Article
23. Any such Nondisturbance Agreement may also contain other terms and conditions as may otherwise be required by such Superior Mortgagee or Superior Lessor, as the case may be, which are consistent with the terms of the Nondisturbance Agreement required by this Article 23 and not in derogation of the rights of Tenant thereunder and which do not increase Tenant's monetary obligations, materially increase Tenant's other obligations, or materially and adversely affect the rights of Tenant under this Lease.

                  Section 23.02. If at any time prior to the expiration of the Term, any Superior Lease shall terminate, or be terminated, by reason of a default by Landlord as tenant thereunder or any Superior Mortgagee or Successor comes into possession of the Demised Premises or the Building or the estate created by such Superior Lease, by receiver or otherwise, by reason of a default by Landlord under a Superior Mortgage or under a Superior Lease, Tenant agrees, upon demand of any Superior Lessor, or of any Superior Mortgagee in possession of the Real Property or the Building or other Successor, to attorn, from time to time, to any such Superior Lessor, Superior Mortgagee or other Successor, upon the then executory terms and conditions of this Lease, for the remainder of the Term; provided that such Superior Lessor, Superior Mortgagee or Successor, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises and shall have agreed to assume the obligations of Landlord (subject to the terms hereof) or shall have entered into a Nondisturbance Agreement with Tenant (in which event the terms of the Nondisturbance Agreement shall govern the terms of the attornment); and provided, further, that such Superior Lessor, Superior Mortgagee or Successor shall have agreed to accept such attornment on the foregoing applicable terms. Notwithstanding the foregoing, this Lease shall not terminate by reason of the termination of any Superior Lease without the prior written consent of the Superior Mortgagee of the Superior Mortgage which is a first mortgage on Landlords interest in the Real Property. The provisions of this Section 23.02 shall inure to the benefit of any such Superior Lessor, Superior Mortgagee or Successor, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such Superior Lessor, Superior Mortgagee or Successor, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 23.02, reasonably satisfactory to any such Superior Lessor, Superior Mortgagee or Successor and to

Tenant, acknowledging such attornment; provided that such Superior Lessor, Superior Mortgagee or Successor shall join in any such instrument and the same shall be consistent with the terms of this Lease and not in derogation of any rights of Tenant hereunder.

                  Section 23.03. As long as any Superior Lease or Superior Mortgage shall exist of which Tenant has been given notice by Landlord, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord (and failure of the Landlord to cure same during any applicable grace period, as provided herein) (a) until Tenant shall have given written notice of such act or omission to all Superior Lessors and Superior Mortgagees at such addresses as shall have been furnished to Tenant by such Superior Lessors and Superior Mortgagees and (b) if any such act or omission is susceptible of cure by a Superior Lessor or Superior Mortgagee, and any such Superior Lessor or Superior Mortgagee, as the case may be, shall have notified Tenant within ten
(10) Business Days following receipt of such notice of its intention to remedy such act or omission, and the Superior Lessor or Superior Mortgagee shall fail promptly to commence such cure and diligently prosecute same.

                                   ARTICLE 24

                                    No Merge

                  Section 24.01. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Demised Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate, as well as the fee estate in the Demised Premises or of any interest in such fee estate.

                                   ARTICLE 25

                                   Surrender

                  Section 25.01. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises to Landlord in the same condition in which the Demised Premises were originally received from Landlord except as repaired, rebuilt, restored, altered or added to as permitted by any provision of this Lease and except for ordinary wear and tear and damage by fire or other casualty. Tenant shall remove from the Demised Premises upon such expiration or earlier termination, all property situated thereon which is owned by Tenant. Tenant, at its cost and expense, shall repair any damage to any part of the Demised Premises caused by such removal. Any property of Tenant not so removed shall become the property of Landlord, which may thereafter cause such property to be removed from the Demised Premises and disposed of but the cost of any such removal and disposition as well as the cost of repairing any damage caused by such removal shall be borne by Tenant. Upon the expiration or earlier termination of the Term, Tenant shall remove all computers and computer related and peripheral equipment (other than cabling and other related equipment that would be deemed fixtures) installed by Tenant at the Demised Premises (collectively, "Computer Equipment Removal"), and Tenant, at its cost and expense, shall repair any damage to any part of the Demised Premises caused by such Computer Equipment Removal, which damage is of a nature that exceeds that damage which would be caused by the removal of office furniture and equipment customarily maintained by Tenant at Demised Premises. In no event shall such Computer Equipment Removal require Landlord to make any non-customary alterations or repairs to the Demised Premises in order to be able to prepare or finish any portion of the Demised Premises for rental to tenants for normal office purposes. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with the Computer Equipment Removal if Landlord shall reasonably deem such non-customary alterations or repairs necessary or advisable. In no event shall Tenant be required to pay for improvements to the Demised Premises that are being used to prepare the space for a new tenant.

                  Section 25.02. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall deliver the Building to Landlord broom clean, except in the event such surrender is due to a casualty or condemnation, as provided herein. Copies of all then current maintenance and service agreements and records, warranties in effect (all of which shall be assigned to Landlord, if such agreements or warranties are assignable) and all plans and specifications relating to alterations of the Improvements in Tenant's possession shall be delivered to Landlord at such time. All keys or entrance passcards in Tenant's possession shall be delivered to Landlord. In the event Tenant holds over after the Expiration Date, Tenant shall, be deemed a Tenant in Sufferance and Landlord shall be entitled to one and one-half (1-1/2) times the Basic Rent in effect immediately prior to the Expiration Date during such hold-over period.

                                   ARTICLE 26

                       Assignment of Landlord's Interest

                  Section 26.01. Subject to Article 29, Landlord may at anytime and from time to time assign to any person, firm or corporation (herein called the "Assignee"), by way of pledge or otherwise, any or all of the rights (in whole or in part) of Landlord under this Lease. The Assignee may enforce any and all of the terms of this Lease, to the extent so assigned, as though the Assignee had been a party hereto.

                                   ARTICLE 27

                            Miscellaneous Provisions

                  Section 27.01. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

                  Section 27.02. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Florida. The parties agree that venue shall be in Palm Beach County. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

                  Section 27.03. This Lease may not be changed, modified or discharged except by a writing signed by Landlord and Tenant. All covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant to the same extent as if each such successor and assign were named as a party to this Lease.

                  Section 27.04. Either party shall, at the request of the other, execute and deliver a statutory form of memorandum of this Lease in form reasonably satisfactory to Landlord and Tenant, for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. Either party shall have the right to record such Memorandum of Lease.

                  Section 27.05. The headings of the Articles of this Lease and the index preceding this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease or in any way modify, amend or change the express terms and provisions of this Lease.

                  Section 27.06. The following rules of construction shall be applicable for all purposes of this Lease and all agreements supplemental hereto, unless the context otherwise requires:

                           (a) The term "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Lease and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Lease.

                           (b) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.

                           (c) The term "person" shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

                           (d) The terms "included", "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

                           (e) All references in this Lease to numbered Articles and Sections and to lettered Schedules are references to the Articles and Sections of this Lease and the Schedules annexed to this Lease, unless expressly otherwise designated in context.

                  Section 27.07. Notwithstanding anything herein to the contrary, all amounts payable to or on behalf of Landlord, whether denominated as Basic Rent, Impositions, Additional Rent or otherwise, shall constitute "Rent" as defined in Section 502(b)(7) of the Bankruptcy Code; provided, however, and to the extent applicable, Impositions and Additional Charges shall not be construed as "Rent" for Florida sales tax purposes.

                                   ARTICLE 28

                                Option to Renew

                  Section 28.01. (a) Tenant shall have the option (a "Renewal Option") to extend the Term for three (3) five (5) year periods (individually, the "Extended Term One," "Extended Term Two" or "Extended Term Three," or referred to as an "Extended Term") following the Expiration Date of the original ten (10) year Term, subject to the following conditions:

                           (i) Tenant shall exercise the Renewal Option by giving written notice to Landlord at least six (6) months prior to the then Expiration Date (the "Renewal Notice"). Tenant's failure to render to Landlord the Renewal Notice within the stipulated time shall result in the automatic extinguishment of the Renewal Option and any subsequent option. Landlord shall be under no obligation to solicit such notice or to remind Tenant of its obligations hereunder.

                           (ii) The Extended Term shall be under the same terms and conditions contained herein, except, that the Basic Rent for each Extended Term (the "Extended Term Market Rental") shall be equal to the greater of (a) ninety-five percent (95%) of the prevai1ing market rate for the Premises based upon a fifteen year renewal lease; or (b) the Basic Rent for the immediately preceding year. Provided, however, if the Basic Rent for such Extended Term is based on sub-sub paragraph (b) herein, then in such event, the Extended Term Market Rental for such Extended Term shall not be subject to the annual increases at the rate provided in Section 4.01 (c) of this Lease for the first three (3) years of such Extended Term. Except as otherwise provided herein, the Basic Rent for each Extended Term shall be subject to annual increases at the rate provided in Section 4.01(c) of this Lease.

                           (iii) Tenant shall not be in default beyond the applicable notice and grace periods of any terms and/or conditions of this Lease at the time of exercise of the Renewal Option, provided such default is cured within the earlier of (a) the applicable cure period or (b) prior to the beginning of the applicable Extended Term, or otherwise the Renewal Option will be extinguished as if no option shall have been given.

                  (b) The "prevailing market rate" for the Premises proposed by Landlord shall be set forth by Landlord in a notice (the "Market Rental Notice") delivered to Tenant not later than the later of (x) sixty (60) days following receipt by Landlord of the Renewal Notice for Extended Term One and (y) nine (9) months prior to the expiration of the initial Term. If Tenant shall dispute Landlord's determination of the prevailing market rate by notice delivered to Landlord not later than sixty (60) days after delivery to Tenant of the Market Rental Notice, the prevailing market rate shall be determined by arbitration as provided in Section 8.06.

                  (c) Tenant may rescind in writing its Renewal Notice within forty-five (45) days following the rendering of a determination in arbitration that the prevailing market rate selected by Landlord shall be the prevailing market rent; provided that the Expiration Date shall be deemed amended to the last day of the eighteenth
(18th) month following the month in which such notice of rescission is received by Landlord. Failure by Tenant to respond to Landlord's determination of the Extended Term Market Rental within sixty (60) days after receipt of the Market Rental Notice shall constitute a waiver of renewal.

                  (d) If arbitration concerning the prevailing market rate shall not be concluded prior to the commencement of the Extended Term One, Tenant shall pay Basic Rent and Additional Charges to Landlord from and after the commencement of Extended Term One, which shall be at the then-escalated rental rates. If the Extended Term Market Rental as determined by arbitration is greater than or less than that specified in the Market Rental Notice, then an adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within thirty (30) days after the arbitration determination.

                  Section 28.02. The term "Term" as used in the Lease shall include Extended Term One, Extended Term Two or Extended Term Three, as the case may be, if each of such options are exercised, after the renewal of the applicable Term.

                                   ARTICLE 29

                              Right of First Offer

                  Section 29.01. Landlord hereby grants to Tenant a right of first offer to purchase the Demised Premises until April 8, 1998.

                                   ARTICLE 30

                                 Building Name

                  Section 30.01. Tenant may, at its sole cost and expense, subject to all applicable Legal Requirements, place signs on the facade of the Building and elsewhere on the Demised Premises containing the name and logo of Tenant. In the event that any such sign is so placed on the facade of the Building as provided herein, Tenant shall be solely responsible for the repair, maintenance and, if necessary, the replacement of such sign, and Tenant shall, on or before the date upon which this Lease terminates, at Tenant's sole cost and expense, remove any such sign from the Building. Any damage to the Building resulting from either the installation, maintenance, repair, replacement or removal of the foregoing signs shall be Tenant's responsibility, and Tenant shall promptly repair and restore the Building as required.

                  Landlord, at its expense, shall remove all signage identifying the Building as the ADT Building.

                  Section 30.02. Tenant shall have the right from time to time to name the Demised Premises.

                                   ARTICLE 31

                              Estoppel Certificate

                  Section 31.01. The parties mutually agree that at anytime and from time to time upon written request of the other party and at the reasonable cost and expense to the party requesting the same, Landlord or Tenant, as the case may be, will execute, acknowledge and deliver to the other party a certificate evidencing whether or not:

                  (a)      the Lease is in full force and effect;

                  (b) said Lease has been modified or amended in any respect, and identifying such modifications or amendments, if any; and

                  (c) there are any existing defaults thereunder to the knowledge of the party executing the certificate, and specifying the nature of such defaults, if any.

                                   ARTICLE 32

                                  Commissions

                  Section 32.01. Each of the parties (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease other than Cushman & Wakefield and Prudential Florida Realty and (ii) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including reasonable attorney's fees) incurred as a result of any alleged breach of the foregoing warranty. Landlord represents and agrees that it shall pay the commissions due the aforesaid brokers pursuant to a separate agreement. The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty.

                                   ARTICLE 33

                                Radon Disclosure

                  Section 33.01. In accordance with the requirements of Florida Statutes Section 404.056(8), the following notice is hereby given to Tenant:

         RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

                                   ARTICLE 34

                                  Confidential

                  Section 34.01. This Lease and its terms and the matters set forth herein, are strictly confidential. Except as otherwise required by law or permitted in this Lease, each party shall make and shall cause its agents, licensees and employees to make every effort to ensure the items hereof are not, and the information contained herein or received pursuant hereto, is not disclosed to any outside entity (including the press) without the consent of the other party. Each party acknowledges that attorneys, accountants and other consultants retained by the respect parties may have knowledge of Tenant. Further, Landlord agrees not to disclose and to cause its agents, licensees and employees not to disclose Tenant's name or any information relating to or describing Tenant to any outside entity (including the press) without the prior written consent of Tenant, which consent shall be withheld in its sole discretion until such time as Tenant shall make a press announcement concerning the Lease.

                                   ARTICLE 35

                    Due Authorization of Tenant and Landlord

                  Section 35.01. Landlord represents that it is a Delaware corporation duly formed and validly existing in good standing under the laws of the State of Delaware and is duly authorized to transact business in the State of Florida. This Lease has been duly authorized by all necessary action on the part of Landlord and, upon the assumption that this Lease constitutes a legal, valid and binding obligation of Tenant, this Agreement constitutes a legal, valid and binding obligation of Landlord. The execution and delivery of this Lease and consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the partnership agreement of Landlord, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Landlord, or (iii) breach the provisions of, or constitute a default under, any mortgage, agreement, instrument or obligation to which Landlord is a party or by which Landlord is bound.

                  Section 35.02. Tenant represents that it is a corporation duly organized and validly existing in good standing under the laws of the State of Connecticut. This Lease has been duly authorized by all necessary action on the part of Tenant and, upon the assumption that this Lease constitutes a legal, valid and binding obligation of Landlord, this Lease constitutes a legal, valid and binding obligation of Tenant. The execution and delivery of this Lease and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the Articles of Incorporation of Tenant, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Tenant, or (iii) breach contract, agreement, instrument or obligation to which Tenant is a party or by which Tenant is bound.

                                   ARTICLE 36

                               Landlord Liability

                  Section 36.01. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Demised Premises (including casualty and title insurance proceeds, condemnation awards, and, in the case of a transferring Landlord in any instance in which the transferee shall not have assumed the obligations of Landlord under this Lease ab initio the net proceeds received by Landlord from such sale, conveyance, assignment or transfer), and Tenant shall not look to any other property or assets of Landlord in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

                                   ARTICLE 37

                               Financial Records

                  Section 37.01. Tenant shall provide Landlord within a reasonable time after the expiration of each quarter of Tenant's fiscal year, in any event within sixty (60) days thereafter, quarterly reports prepared showing all income and expenses of Tenant with respect to the Demised Premises for such quarter and the current year to date, together with a listing of all receivables and payables in excess of $5,000 with respect to the Demised Premises as of such date, and a current subleasing rent roll, if any.

                                   ARTICLE 38

                               Right to Terminate

                  Section 38.01. Subject to the terms and conditions contained herein and provided that Tenant is not then in default under this Lease, Tenant may, at any time subsequent to September 11, 2006, terminate this Lease by giving written notice to Landlord, at least one (1) year prior written notice of Tenant's intent to terminate this Lease (the "Termination Notice"). In the event that Tenant gives the Termination Notice, then upon payment by Tenant of an amount equal to three (3) times the monthly Basic Rent, as adjusted to the date of termination, the Lease shall be deemed terminated as if the Expiration Date were the day one (1) year following the date of delivery of the Termination Notice.

                                  ARTICLE 39

                               Commencement Date

                  Section 39.01. The Tenant is currently occupying certain premises located at One Town Center Circle, Boca Raton, Florida (the "Grace Building"). The Landlord is currently occupying the Demised Premises, and intends to take by assignment the Tenant's interest, as lessee, in the Grace Building, subject to the terms and conditions of an assignment and other agreements to be made by and between Landlord and Tenant. Landlord and Tenant agree to cooperate and use their best efforts to effect the exchange of leasehold premises with minimal disruption and interference with the businesses of both Landlord and Tenant, and their respective subsidiaries and affiliates.

                  Section 39.02. The Commencement Date of this Lease shall be the date that Tenant has substantially occupied the Demised Premises and commenced business operations therefrom, and the date that Landlord shall have commenced business operations from the Grace Building.

                                   ARTICLE 40

                          Guaranty of W.R. GRACE & CO.

                  Section 40.01. W.R. GRACE & CO., a Delaware corporation, duly authorized to transact business in the State of Florida (the "Guarantor"), does unconditionally and absolutely, jointly and severally, guaranty to Landlord the prompt payment, when due, of the Basic Rent and all Additional Charges payable under this Lease and the full and faithful performance and observance of any and all of the terms, conditions, provisions, warranties and covenants contained in this Lease on the part of the Tenant to be performed and observed (the "Lease Covenants"). Guarantor unconditionally and absolutely covenants to Landlord that, if Tenant shall default at any time in the payment of rent or other charges stipulated in the Lease or in the performance of any of the other Lease Covenants, Guarantor shall promptly perform such Lease Covenants, and pay the rent and other charges or arrears thereof that may remain due thereon to Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the day and year first above written.

                                     LANDLORD:

                                     ADT TITLE HOLDING COMPANY I

Illegible                            By: /s/ Bernard J. Dalet
---------                                ---------------------------------------
Witness for Landlord                     Bernard J. Dalet, Vice President

Illegible
---------
Witness for Landlord

                                     TENANT:

                                     W.R. GRACE & CO.-CONN.

Illegible                            By: /s/ W. B. McGowan
---------                                ---------------------------------------
Witness for Tenant                       W. B. McGowan, Senior Vice President

Illegible                            GUARANTOR:
---------
Witness for Tenant

Illegible                            By: /s/ W. B. McGowan
---------                                ---------------------------------------
Witness for Guarantor                    W. B. McGowan, Senior Vice President

Illegible
---------
Witness for Guarantor

                                   SCHEDULE A

                                  TO ADT LEASE

                               Legal Description

A parcel of land South of Clint Moore Road in Section 1, Township 47 South, 43 East, Palm Beach County, Florida, described as follows:

COMMENCING at the Northwest corner of Section 1, Township 47 South, Range 43 West, Palm Beach County, Florida; thence South 00(degrees) 00' 35' East (for convenience all bearing shown herein are relative to an assumed meridian) along the West line of said Section 1, a distance of 5905.02 feet; thence South 89' 29' 20' East along the South Right-of-Way line of Clint Moore Road, being parallel with and S95 feet South of the North line of said Section 1, a distance of 737.46 feet of the POINT OF BEGINNING of this description; thence continue South 83' 29' 20' East, a distance of 522.62 feet; thence South a distance of 416.75 feet; thence West a distance of 522.60 feet; thence North a distance of 521.41 feet to the POINT OF BEGINNING.

Said lands situate, lying and being in Palm Beach County, Florida.

Tax Assessor's No. PC# 06-42-47-01-00-000-3050-001

                                   SCHEDULE B
                                       TO
                                   ADT LEASE

Taxes for the year 1998

Covenants, restrictions, conditions, reservations, easements, liens for assessments and other provisions set forth in restrictive covenants recorded in Official Records Book 2873, at Page 745 and in allied instruments referred to in said restrictions aforementioned restrictions have been amended by instrument(s) recorded in Official Records Book 3199, Page 115, Office Records Book 3199, Page 120, Official Records Book ___, Page 1415, Official Records Book 3767, Page 1943, Official Records Book 3866, Page ____, Official Records Book 3880, Page 1137 and Official Records Book 4054, Page 1768. Rights of First Refusal has been waived.

Covenant recorded in Official Records Book(s) 2869, Page 54.

Resolution of the Lake Worth Drainage District recorded in Official Records Book(s) 473, Page 92.

Grant of Easement recorded in Official Records Book(s) 2892. Page 1582.

Memorandum of Agreement recorded in Official Records Book(s) 2910, Page 499.

Rights of others in the enjoyment of water over that portion at the Southeast course of the premises which is submerged as shown by survey prepared by Caulfield & Wheeler, Inc., dated August 4, 1995, as Job No. 368-01.

                                   EXHIBIT"B"

                                       TO

                     W.R. GRACE-CONN LEASE OF ADT BUILDING

The following Alterations to the Demised Premises have been approved by the
Landlord:


         1. Removal of locker room and exercise room in the first floor lobby area in order to construct a file room.

         2. Construction of two (2) partition walls in the front of the lobby from the front windows to the elevator banks in the center of the Building. The two (2) added rooms will be used for conference rooms.

         3. Construction of two (2) wall from floor to ceiling in the rear of the first floor lobby from the elevator banks to the rear windows. These two (2) areas will be used as office space.

         4. The addition of a set of doors in the rear of the lobby in the center of the Building.

                                  SCHEDULE "C"

                                  TO ADT LEASE


                                      NONE

                                   SCHEDULE D

                              ELEVATOR MAINTENANCE

1. Regularly examine, adjust, lubricate as required, and, if conditions warrant, repair or replace:

         a.       Power Unit, Pump Motor and Controller;

         b. Valve, including relief valve, pilot, lowering, leveling and check valves, or any of the parts thereof;

         c.       V-belts, strainers, springs and gaskets;

         d. Controller relays, solid state control components, contacts, coils, timers, magnet frames and controller wiring, traveling cable and components for entire operating circuit;

         e.       Plunger, guide bearings, packing and packing gland; and

         f.       Guide rails and guide shoes.

2.       Furnish lubricants which are specially prepared and compounded.

3.       Maintain hydraulic fluid at proper operating level.

4. Make any adjustments, repairs, and replacements which it may be advisable to make before the next regular examination.

5. Make a hydraulic inspection and test of the pressure relief valve, at least 4 times per year, on each elevator.

6. Examine, lubricate, adjust, and if conditions warrant, repair or replace all accessory equipment.

SCHEDULE E

BOILER MAINTENANCE


YEARLY MAINTENANCE


1.       Clean and adjust burner.

2.       Inspect and clean flue passage and smoke pipe.

3.       Inspect and seal cleanouts.

4.       Check draft and adjust if necessary.

5.       Lubricate all motors and bearings, including pumps.

6.       Check operation of safety switches and valves.

7.       Set up for peak efficiency.

BI-MONTHLY MAINTENANCE

1.       Check operation of low water cutoff.

2.       Check boiler feed valve and pressure.

3. Check hi and low limit for manual shutdown and proper hot water temperature.

4.       Inspect burner operation.

5.       Check that hot water heating pumps are not overheating

6.       Lubricate bearings.

7.       Alternate operation of heating pumps.